Exhibit 10.81

Lease

Pre-K 4 SA Educational Initiative, 5103 Old Highway 90

Table of Contents

1. Basic Information, Definitions	1
2. Grant	5
3. Rent	6
4. Term, Option to Renew Term and Purchase Option	9
5. Tenant’s Affirmative Promises	11
6. Tenant’s Negative Promises	11
7. Landlord’s Affirmative Promises	12
8. Landlord’s Negative Promises	14
9. Repair, Maintenance and Replacement Responsibilities	14
10. Alterations	15
11. Insurance	15
12. Release of Claims/Subrogation	17
13. Indemnity	17
14. Casualty/Total or Partial Destruction	18
15. Condemnation/Substantial or Partial Taking	21
16. Holdover	21
17. Default	22
18. Warranty Disclaimer	23
19. Environmental	24
20. Appropriations	25
21. Term Completion Incentive	26
22. Prohibited Interests in Contracts	26
23. Miscellaneous	27
24. Public Information	30
Exhibit A: Description of Premises	32
Exhibit B: Commencement Date Memorandum	37
Exhibit C: Work Letter	39
Attachment A to Work Letter	53
Attachment B to Work Letter	55
Exhibit D: Location of Tenant’s Monument Sign	56
Exhibit E: Sign Criteria	57
Exhibit F: Sanitary Sewer Line and Sanitary Sewer Easement	60

1. Basic Information, Definitions.

Landlord:	Flamingo Cay, LLC

Landlord’s Address:	10003 NW Military Highway, Suite 2209 San Antonio, Texas 78231

Tenant:	San Antonio Early Childhood Education Municipal Development Corporation

Tenant’s Address:	7031 S. New Braunfels San Antonio, TX 78223

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Premises:	A tract of land constituting approximately 5.43 acres of land, as more particularly described on Exhibit A attached hereto, to be improved in accordance with the terms and conditions contained herein with (i) a single story building containing approximately 50,000 rentable square feet (“Building”), (ii) a parking lot containing approximately 250 parking spaces, or such lesser number as Tenant may otherwise approve (“Parking Facilities”), and (iii) multiple playground areas.

Permitted Use:	Educational purposes including classrooms and office support space for personnel engaged in Tenant sponsored citywide educational programs and/or other office or administration uses deemed appropriate by Tenant in connection therewith, or other uses expressly approved in writing by Landlord.

No. of Parking Spaces:	Approximately 250 non-exclusive parking spaces situated on the Premises or such lesser number as Tenant may otherwise approve.

Commencement Date:	Upon the earlier of (i) the date of Substantial Completion of Landlord’s Work and Tenant Improvements (as such terms are defined in the attached Exhibit C), (ii) that date which is the date of Substantial Completion less the number of days of attributable to Tenant Delays (as defined on Exhibit “C” attached hereto) or (iii) upon Tenant’s occupancy of the Premises. The actual Commencement Date will be confirmed in the Commencement Date Memorandum to be prepared by Landlord in the form attached hereto as Exhibit B, to be executed by Tenant within 10 days following Landlord’s delivery to Tenant of the Commencement Date Memorandum executed by Landlord.

Effective Date:	This Lease is binding on the parties on the later of the signatures of the Landlord and Tenant.

Initial Term:	7 years from the Commencement Date.

Base Rent:	Years 1-7: $16.50 per rentable square feet of the Building per annum, paid in monthly installments of $68,750.00 per month during the Initial Term, and thereafter as adjusted as set out in this Lease for each period beyond the Initial Term.

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Address for Payment of Rent:	Flamingo Cay, LLC c/o Valcor Property Management 5101 Broadway, Suite 200 San Antonio, Texas 78209

Asbestos Survey Deadline:	Within 30 days after Commencement Date.

Building Standard Hours:	Upon the Commencement Date and during the Term of this Lease, Tenant shall have the right to use the Premises at anytime and without restriction by Landlord, except as otherwise provided in the Lease.

Essential Services:	(a) Repair and maintenance of the Parking Facilities; (b) maintenance of landscape installed by Landlord located outside the Building but within the Premises, including the replacement of any landscaping that requires replacement during the Term; (c) maintenance and provision of all exterior lighting on the Premises, including but not limited to the Building; and (d) maintenance, repair and replacement of the HVAC systems including periodic replacement of air filters.

Operating Expenses:	All expenses that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises after the Commencement Date, which expenses shall be limited to Landlord’s actual costs for the Property Taxes levied and assessed against the Premises (as set out below), Landlord’s Insurance Premiums relating to the Building or the Premises, and Landlord’s actual costs to maintain, repair, replace, manage and/or operate the following: (i) the Essential Services; (ii) lawn sprinkler systems; (iii) sweeping, resurfacing, restriping and sealing of the sidewalks and the Parking Facilities; (iv) replacement and maintenance of exterior lighting on signage, including but not limited to Tenant’s Monument Sign; (v) painting; (vi) repair of electrical or utility lines; (vii) utility charges; (viii) graffiti removal from the exterior of the Building or Tenant’s Monument Sign; (ix) management of the Premises, not to exceed two and one-half percent (2.5%) of the total Operating Expenses hereunder; and (x) if Landlord makes a capital improvement to all or any portion of the Premises, an annual amortization of the cost of the capital improvement (and 8% annual interest factor on the unamortized balance). For the purpose of determining the Operating Expenses attributable to such capital

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improvement, the cost of the capital improvement item, as increased by the interest factor described above, shall be amortized over the useful life of the item (as determined in the Internal Revenue Code of 1986, as amended from time to time). Such amortization shall cease upon Landlord having fully recouped the capital improvement costs as increased by the annual interest factor.

Property Taxes:	All taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Premises, any other charges, taxes and/or impositions now in existence or hereafter imposed by any governmental authority based upon the privilege of renting the Premises or upon the amount of rent collected therefor, and any tax, fee, levy, assessment or charge which is imposed as the result of a transfer, either partial or total, of Landlord’s interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer. Property Taxes shall also be deemed to include ad valorem taxes, general and special assessments, parking surcharges, any tax or excise on rents any tax or charge for governmental services (such as street maintenance or fire protection) payable with respect to the Premises, any special taxing district assessment which is imposed in order to fund public facilities for the area in which the Premises is located and any other tax or charges that is in lieu of or a substitute for any such real estate or other taxes. If any rent tax becomes payable on the Rent required by this Lease, Tenant shall pay such rent tax. Notwithstanding anything to the contrary set forth herein, Taxes shall include the so called “margin franchise tax” payable under Chapter 171 of the Texas Tax Code, as amended by Tex. H.B. 3, 79th Leg., 3d C.S. (2006).

Insurance Premium:	The Insurance Premiums shall have the meaning set forth in Section 11.02.01 herein.

Estimated Substantial Completion Date:	August 1, 2014

Substantial Completion Date:	The date of Substantial Completion.

Substantial Completion:	The performance of the relevant work in substantial accordance with the plans therefor, exclusive of minor details of unfinished work that do not preclude beneficial use of the Premises for Tenant’s Permitted Use, as evidenced by the issuance of a certificate of occupancy for the Building or upon Tenant’s occupancy of the Premises.

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Outside Delivery Date:	Estimated Substantial Completion Date as extended by any Construction Delays, Force Majeure Delays and Tenant Delays.

Lease:	This Lease entered into between Landlord and Tenant along with all Exhibits attached hereto.

The exhibits to this Lease are as follows and all exhibits are incorporated herein for all purposes as if fully set forth:

Exhibit A: Description of Premises

Exhibit B: Commencement Date Memorandum

Exhibit C: Work Letter

Exhibit D: Location of Tenant’s Monument Sign

Exhibit E: Sign Criteria

Exhibit F: Sanitary Sewer Line and Sanitary Sewer Easement

2. Grant.

2.01. Landlord leases the Premises to Tenant, and Tenant takes the Premises from Landlord on the terms and conditions of this Lease. As a part of this Lease, Landlord must provide to Tenant the non-exclusive right to use the Parking Facilities based on the number of parking spaces indicated above.

2.02. Subject to Tenant not then being in default under the terms of this Lease, Tenant shall have the right to occupy the Premises upon the Substantial Completion Date.

2.03 In the event that Substantial Completion Date does not occur on or before that date which is the later to occur of (i) 300 days following the Effective Date, or (ii) August 10, 2013, as extended by any Construction Delays, Force Majeure Delays and Tenant Delays as each of these terms is defined within Section 11 of Exhibit C: Work Letter, (the “First Penalty Date”), Landlord will pay to Tenant a payment of $500.00 for each day that Substantial Completion occurs beyond the First Penalty Date. In the event that Substantial Completion Date does not occur on or before that date which is the later to occur of (i) 315 days following the Effective Date, or (ii) August 25, 2013 (as extended by any Construction Delays, Force Majeure Delays and Tenant Delays, the Second Penalty Date”), Landlord will pay to Tenant a payment of $1,500.00 for each day that Substantial Completion occurs beyond the Second Penalty Date.

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2.04. This Lease is binding on the parties on the Effective Date.

2.05. Tenant acknowledges that as of the Effective Date, Landlord is under contract to acquire property containing the Premises (the “Acquisition Contract”) and does not own fee simple title to the Premises. Notwithstanding anything contained herein to the contrary, this Lease, and the Landlord’s obligations hereunder, are expressly conditioned upon the Landlord acquiring fee simple title to the Premises on or after the Effective Date, such condition being for the sole benefit of Landlord. If for whatever reason Landlord is unable to acquire fee simple title to the Premises within 105 days from the Effective Date, then Landlord shall have the right to terminate this Lease by delivering written notice to Tenant at any time, and upon such termination, neither Landlord or Tenant shall have any further obligations hereunder, except that Landlord shall return to Tenant the $200,000 Accelerated Mobilization Reimbursement and $800,000.00 Up Front Tenant Development Deposit, set out in Exhibit C attached hereto.

3. Rent.

3.01. Base Rent for the Initial Term is set forth above in Section 1 of this Lease. The Base Rent for the Option to Renew Term(s) is set forth below in Section 4.02. “Rent”, as used in this Lease, shall mean Base Rent, together with Additional Rent (as defined in Section 3.03 below) and any other charges payable by Tenant hereunder.

3.02. Tenant must pay Rent in advance on the first day of each month. The first such monthly installment of Rent shall be due and payable on the Commencement Date and subsequent installments shall be due and payable on the 1st day of each succeeding calendar month during the Initial Term of this Lease; provided that in the event the Commencement Date is not the 1st day of a particular month, then Rent shall be prorated based on the number of days remaining in the month at the per diem rate equal to the number of days in that particular month, but the initial partial month does not count as a month on the table above. Tenant further may be more than 10 days late twice in a calendar year without penalty. On the third and each later occasion in a calendar year on which Tenant is more than 10 days late, Landlord may deliver to Tenant written notice of delinquency. If Tenant does not pay the full amount due within 15 days from delivery of Landlord’s notice, then, to the fullest extent allowed by law, Tenant shall pay to Landlord a late charge of 5% of the delinquent amount as additional Rent hereunder for any such Rent payment that Tenant is in default of making under the terms of this Lease as an offset to the administrative cost incurred by Landlord to address such default by Tenant, which late charge shall be due and payable in connection with the other Rent to which it relates. The late charge represents a fair and reasonable estimate of costs Landlord will incur because of the late payment.

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To the fullest extent allowed by law, (i) Tenant’s obligation to make any payment of Rent which Tenant is in default of paying under the terms of this Lease, or (ii) Landlord’s obligation to make any payment to Tenant which Landlord is in default of paying under the terms of this Lease, shall bear interest at a rate which is the lower of the highest rate allowed by law or ten percent (10%) per annum, from the date due until paid. The interest charges will be due at the same time and as a part of the payment for any such sums due upon which the interest charge was calculated.

Interest and late charges are in addition to all Landlord’s other rights and remedies.

3.03. Commencing upon the Commencement Date and throughout the Term of this Lease, Tenant must pay to Landlord the Operating Expenses (as defined in Section 1 above) as additional rental hereunder in monthly installments, which are subject to adjustment as set forth in Section 3.04 below (collectively, the “Additional Rent”), and which initial Operating Expenses are estimated below:

Initial Estimated Operating Expenses:	$4.90 psf of the Building per annum, for monthly installments of $20,416.67 per month

3.04. Estimate of Additional Rent. During each calendar year commencing on the Commencement Date, and during each calendar year thereafter, Tenant must pay Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. The estimate must be calculated as stated herein. The initial estimated Additional Rent is set forth in Section 3.03 above. From year to year, Landlord may re-estimate the Additional Rent to be due by Tenant, based on Landlord’s projected expenses for such calendar year, and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant will be appropriately adjusted retroactive to January 1st and in accordance with the estimations so that, by the end of the calendar year in question, Tenant will have paid all the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate are subject to adjustment when actual Operating Expenses are available for each calendar year, pursuant to Section 3.05 below.

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For the purpose of calculating Property Taxes if the tax parcel(s) of which the Premises are a part relate to larger land tract(s), then the Property Taxes shall be prorated by Landlord as follows: (i) for the Property Taxes attributable to the land, a ratio of the total net land area in the Premises to the total net land area in the property affected by the tax parcel(s), and (ii) for the Property Taxes attributable to the improvements, a ratio of the total rentable square footage in the Premises to the total rentable square footage in the property affected by the tax parcel(s). The payment to be made by Tenant for the real estate tax year in which this Lease begins or terminates shall bear the same ratio to the payment which would be required to be made for the full real estate tax year as the number of days of such tax year which elapsed during the term of this Lease bears to the total number of days in the full tax year.

3.05. Recapture of Unrecovered Expenses. By April 1 of each calendar year, or as soon thereafter as practicable. Landlord must furnish Tenant a statement of Landlord’s actual Operating Expenses (“Actual Operating Expenses”). If Tenant’s estimated payments of Additional Rent exceed the Actual Operating Expenses for the year, then Landlord must promptly, at Landlord’s option, either credit Tenant’s account for subsequent payments of Additional Rent or reimburse Tenant for the excess. Likewise, if Tenant’s estimated payments of Additional Rent for such year are less than the Actual Operating Expenses, then Tenant shall pay Landlord the deficiency in a single lump sum payment promptly following written notice by Landlord.

3.06. Audit of Actual Operating Expenses. On fifteen (15) days prior written notice to Landlord, at Tenant’s sole cost and expense, Tenant and its agents and representatives may inspect and copy Landlord’s business records relating to calculation of Additional Rent attributable to the immediately preceding calendar year only. Such audit right shall be limited to one (1) time per calendar year. Unless otherwise mutually agreed, the inspection will be conducted during Landlord’s normal working hours. Landlord must make the records available at a location in San Antonio, Texas, and shall allow Tenant to make copies of such records at Tenant’s sole cost and expense. Tenant will pay Landlord 20 cents a copy for any copies made on Landlord’s machine.

3.07. Independent Covenants. Tenant’s covenant to pay Rent and Landlord’s covenants are independent. Except as expressly provided herein. Tenant shall not abate Rent under any circumstances.

3.08 Assumed Services. At Tenant’s sole option and effective every January 1st of the Term of this Lease, Tenant may elect to assume responsibility for all or any portion of those maintenance and repair services identified as Operating Expenses in subsections (i) through (ix) in Section 1 above, including but not limited to the Essential Services (“Assumed Services”), by providing Landlord with at least ninety (90) days prior written notice of such election, together with a detailed description of such Assumed Services to be provided by Tenant. In such event and upon Tenant’s assumption of the Assumed Services, the Operating Expenses shall exclude such Assumed Services, so long as Tenant remains responsible for and actually performs the Assumed Services in the manner hereafter set forth. In such event, Tenant agrees to be responsible for the Assumed Services for a period of no less than 12 months, and Tenant shall provide the Assumed Services in keeping with the standards of other comparable buildings in the San Antonio, Texas area.

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4. Term, Option to Renew Term and Purchase Option.

4.01. The “Term” of this Lease shall mean the Initial Term and any Option to Renewal Term(s) timely exercised by Tenant pursuant to Section 4.02 below, unless sooner terminated.

4.02 Provided that Tenant is not then in default under the terms of this Lease, Tenant shall have the option to renew this Lease for two consecutive eight-year terms (each, an “Option to Renew Term”) upon 120 days prior written notice to Landlord upon the same terms and conditions of this Lease, except that Base Rent shall be at the following rates:

Years 8-15: $18.48 per rentable square feet of the Building per annum, paid in monthly installments of $77,000.00 per month.

Years 16-23: $20.70 per rentable square feet of the Building per annum, paid in monthly installments of $86,250.00 per month.

Tenant shall continue to pay Additional Rent during the Option to Renew Term(s) as provided in Section 3 above.

In the event that Tenant does not elect to renew this Lease after the expiration of the Initial Term only, then Tenant shall timely pay to Landlord a fee of $275,000.00 (the “Non-Renewal Fee). Tenant’s right to extend the Lease for the Option to Renew Term(s) is personal to Tenant and shall not apply to any of Tenant’s assigns or subtenants other than assignees which are formed by the City to carry out the purpose of the educational initiative.

4.03 So long as Tenant is not in default under the terms of this Lease, Landlord grants Tenant an option to purchase the Premises, exercisable by providing prior written notice to Landlord, for a closing on any of the following dates (each, an “Option Closing Date”): (1) on August 31, 2021 (“First Purchase Option”), (2) on August 31, 2029 (“Second Purchase Option”), or (3) on August 31, 2037 (“Third Purchase Option”). If Tenant timely exercises its option to purchase the Premises, Tenant’s option to purchase the Premises is expressly conditioned on Tenant continuing to honor all provisions of this Lease, including payment of Rent, until the closing of the purchase of the Premises. The purchase price for the Premises shall be determined as follows, as adjusted for the pro-ration of revenue and operating expenses as of the applicable Option Closing Date:

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4.03.1 If the First Purchase Option is timely exercised, the purchase price shall be $13,200,000.00 payable in cash.

4.03.2 If the Second Purchase Option is timely exercised, the purchase price shall be $14,786,000.00 payable in cash.

4.03.3 If the Third Purchase Option is timely exercised, the purchase price shall be $16,560,000.00 payable in cash.

The Premises will be conveyed by Seller free and clear of all encumbrances, other than those of public record and free and clear of all liens other than the inchoate lien for ad valorem taxes. All taxes and other expenses relating to the Premises will be pro rated to the date of the closing of such sale.

4.04 If Tenant intends to exercise an option to purchase the Premises pursuant to the First Purchase Option, the Second Purchase Option or the Third Purchase Option (the “Exercised Option”), Tenant shall provide Landlord with written notice of such intention no later than 180 days prior to the applicable Option Closing Date for such Exercised Option. Within 30 days of the date Tenant provides notice to Landlord of its intent to purchase the Premises, Landlord shall open escrow with a mutually acceptable escrow company located in the City of San Antonio. As a matter of course, Tenant will complete an environmental assessment of the Premises, and in the event that contaminants are found on the Premises, the soil or the groundwater under the Premises and such contamination was not specifically caused by Tenant, then Tenant shall have to either (i) rescind its notice to exercise the Exercised Option by delivering written notice to Landlord prior to the applicable Option Closing Date, in which event the Exercised Option shall automatically terminate, and neither party shall have any further rights or obligations with respect to such option, (ii) require Landlord to remediate the contamination, in which case the closing shall occur on the later of the scheduled closing date or 20 days after the contamination has been remediated, provided however if the cost of remediation is greater than 5% of the sales price the Landlord can elect to cancel this sale and Tenant will be deemed to waive its option rights hereunder, or (iii) waive such conditions and proceed to close on the Option Closing Date. For purposes of this Section 4.03 and 4.04, time is of the essence, and Tenant’s right to purchase the Premises is personal to Tenant and shall not apply to any of Tenant’s assigns.

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5. Tenant’s Affirmative Promises.

Tenant promises that it will:

5.01. Obey (a) all applicable laws relating to the use, condition, and occupancy of the Premises and Building; (b) any requirements imposed by utility companies serving or insurance companies covering the Premises or Building; (c) any rules and regulations for the Building and Premises adopted by Landlord; and (d) any restrictions, covenants and requirements affecting the Premises that are of record in Bexar County, Texas.

5.02. Obtain and pay for all utility services, including but not limited to water, sewer, electrical, gas, CATV, trash disposal used by Tenant at the Premises, including separately metered charges for water service to the landscape sprinkler system (including any annual fees for back flow prevention fees), and separately metered electric service for the exterior and parking lot lighting systems.

5.03. Allow Landlord to enter the Premises to perform Landlord’s obligations, inspect the Premises, and show the Premises to prospective purchasers or tenants.

5.04. Promptly submit in writing to Landlord any request for repairs, replacement, and maintenance that are obligations of Landlord.

5.05. Vacate the Premises and return all keys to the Premises promptly upon expiration of the Term in the condition required herein, subject to any holdover rights.

5.06. On request, execute an estoppel certificate that states the Commencement Date and the duration of this Lease, identifies any amendments to this Lease, describes any rights to extend the Term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested. Tenant need not sign any certificate that purports to modify Tenant’s obligations in any respect, except for a change in the address for notice or payment of Rent.

5.07 Maintain and keep in good order, repair and condition the Building.

5.08 Repair any broken glass in the exterior or interior of the Building.

5.09 Tenant will cooperate with Landlord in its efforts to obtain the Certificate of Occupancy for the Premises and will not take any actions to interfere with the Landlords efforts to obtain this certificate.

5.10 As of the Commencement Date, provide any monitoring services for any life safety systems which serve the Premises.

6. Tenant’s Negative Promises.

Tenant promises that it will not:

6.01. Use the Premises for any purpose other than the Permitted Use.

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6.02. Create a nuisance.

6.03. Interfere with any other tenant’s normal business operations or Landlord’s management of the Building or Premises.

6.04. Permit waste.

6.05. Use the Premises in any way that would increase insurance premiums or void insurance on the Building.

6.06. Alter any structural elements or roof of the Building or Premises or otherwise make any material alteration to the Building or Premises.

6.07. Allow a lien to be placed on the Premises.

6.08. Assign this Lease to anyone other than a municipal corporation created by the City of San Antonio as a successor entity to Tenant that administers the same program as the original Tenant and is the authorized recipient of the same sales tax proceeds being funded to the original Tenant hereunder, without Landlord’s written consent.

6.09. Sublease any portion of the Premises to anyone other than the City of San Antonio or a municipal corporation created by the City of San Antonio as a successor entity to Tenant without Landlord’s written consent, which consent shall not be unreasonably withheld.

7. Landlord’s Affirmative Promises.

Landlord promises that it will:

7.01. Lease to Tenant the Premises for the entire Term, beginning on Commencement Date on the terms set out in this Lease.

7.02. Obey all applicable laws with respect to Landlord’s operation of the Building and Premises unless such failure does not materially and adversely affect Tenant’s use and enjoyment of the Premises.

7.03. Provide the Essential Services (unless assumed by Tenant pursuant to Section 3.08 of this Lease).

7.04. Unless caused by any act or omission of Tenant (in which case Landlord shall still be responsible for the repair but the actual cost of which shall be promptly reimbursed by Tenant to Landlord, subject to any insurance proceeds paid to Landlord or its lenders), repair and maintain the (a) roof, (b) foundation, (c) structural soundness of the exterior walls and exterior doors, and (d) slab floor (but not carpeting or similar floor covering).

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7.05. Intentionally deleted.

7.06. Pay all Property Taxes assessed against the real property of which the Premises are a part (the “Property”) on or before the assessment of interest or penalties for late payment, which shall be reimbursed (excluding any assessment of penalties or interest arising from Landlord’s failure to pay Property Taxes when due) by Tenant pursuant to Section 3.04 of this Lease.

7.07. Timely complete at its own cost all of Landlord’s Work and Tenant Improvements allocated to Landlord by the work letter attached as Exhibit C, subject to Construction Delays, Force Majeure Delays and Tenant Delays.

7.08. Allow Tenant to utilize a monument sign identifying its Permitted Use at the front entrance of the Premises in the location set forth on Exhibit D attached hereto (“Tenant’s Monument Sign”). The Tenant’s Monument Sign shall not be less than twenty (20) square feet in sign area on both sides of such sign. Landlord shall have final approval rights with respect to the design and construction of the Tenant’s Monument Sign, and it shall be built, at Tenant’s expense, in coordination with the construction of the Premises building. Subject to Landlord’s prior approval and compliant with City Zoning Regulations, Tenant shall have the right to erect signage on two (2) sides of the Building of which the Premises is a part, subject to the Sign Criteria set forth on Exhibit E attached hereto.

7.09. All other provisions of this Lease notwithstanding, in no event will the Landlord be required to provide any repairs, maintenance, improvements or services to the Premises or Tenant, other than those set out in Section 7.04 or as otherwise required under the terms of this Lease for casualty loss or condemnation matters, to the extent the Landlord is not being reimbursed for its expenditures in connection with providing such repairs, maintenance, improvements or services to the Premises.

7.10. Comply with all laws, rules, and regulations regarding procurement of finish-out work funded by Tenant that Tenant would otherwise have to comply with were it doing the work itself, provided if, compliance with any such rules and regulations causes a delay in the process of contracting with contractors or subcontractors, beyond the time periods Landlord would ordinarily undertake, without regard to such procedures, each day of such delay will be deemed a Tenant Delay.

7.11. Maintain, repair and replace the HVAC systems serving the Premises and be responsible for regularly scheduled preventative maintenance on the HVAC systems as evidenced by a valid contract for services with a licensed mechanical contractor.

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8. Landlord’s Negative Promises.

Landlord promises that it will not:

8.01. Materially interfere with Tenant’s possession of the Premises as long as Tenant is not in Default; provided, however that Landlord shall at all times be permitted to enter upon the Premises and the Building for the purpose of performing Landlord’s obligations hereunder, upon advance written notice to Tenant, provided three (3) business prior to the date that Landlord desires to commence work, unless such work or obligation requires immediate attention, in such circumstance Landlord shall notify Tenant as soon as reasonably possible about such work or obligation. Landlord agrees that all personnel or staff entering or working at the Premises shall abide by Tenant’s security protocols within ten (10) days after a written copy of any such protocols are delivered to Landlord.

9. Repair, Maintenance and Replacement Responsibilities.

Landlord and Tenant each must repair, maintain, and replace, if necessary, any building component or services allocated to it in the table below, unless otherwise provided in this Lease:

Item	Tenant Responsibility	Landlord Responsibility
Janitorial Services to Premises	Yes	No

Trash Disposal	Yes	No

Utility Services	Yes	No

Parking Lot Maintenance	No	Yes

Landscaping	No	Yes

Exposed Electrical Systems	Yes	No

Light bulbs and tubes, except exterior lights which are exclusively Landlord’s responsibility	Yes	No

Concealed Electrical Systems	Yes	No

(i) All Exposed Plumbing Systems or (ii)	Yes	No

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failures of concealed plumbing, including under slab drain lines, specifically caused by Tenants use, operations or maintenance

Concealed Plumbing Systems including under slab drain lines, but not systems behind vertical walls or in attic areas which are exclusively Tenant’s responsibility	No	Yes

HVAC Systems	No	Yes

10. Alterations.

Any physical additions or improvements to the Premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at the end of the Term and at Tenant’s expense, remove any physical additions and improvements, repair any alterations, and restore the Premises to the condition existing at the Commencement Date, normal wear excepted.

11. Insurance.

11.01. Tenant and its employees are protected under the City of San Antonio Defined Self-Insurance and Risk Management Program. Said program provides liability coverage pursuant to City Ordinance 83926. This Ordinance authorizes the City of San Antonio to pay claims which are brought against it or its employees under the Texas Tort Claims Act, § 101.001 et seq., Section 150 of the City Charter, the Federal Civil Rights Act, § 42 U.S.C., 1983, and other applicable statutes. As a political subdivision of the State of Texas, Tenant is subject to the Texas Tort Claims Act, and the obligations of Tenant and the rights of persons claiming against Tenant are subject to that Act.

With respect to the Property Insurance, Tenant purchases a blanket commercial property insurance policy. The broad form coverage protects Tenant’s business personal property and leasehold improvements in accordance with the requirements of this Lease.

11.02.01 Landlord must maintain Commercial General Liability insurance of not less than $1,000,000 that includes coverage for among other things claims that may be made by Landlord’s invitees for injuries suffered while on the Premises (“Landlord’s CGL Insurance”) and a policy of fire and extended coverage insurance (or, at Landlord’s option, an “all-risk” policy) on the Building, in the amount of its

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full replacement value with a deductible that does not exceed $5,000.00 (“Landlord’s Casualty Insurance”). Tenant shall pay to Landlord as a part of Additional Rent, the premiums for all fire and extended coverage or all-risk insurance, boiler insurance, rent insurance and property damage insurance which Landlord may elect to carry, from time to time, with respect to the Premises (collectively, the “Insurance Premiums”). For purposes hereof, premiums paid for insurance policies having policy years which do not coincide with calendar years shall be prorated on a per diem basis for each calendar year affected, and total premiums for policies issued for more than one year will be prorated equally over the number of years for the term of such policies, regardless of differences in premium amounts actually paid during any particular year or years of such term. The payment to be made by Tenant for the respective years in which this Lease commenced and terminates shall bear the same ratio to the payment which would be required to be paid for the full year as the number of days of such year which elapsed after commencement or prior to termination of this Lease, as the case may be, bears to the full year. Landlord shall have the right to carry its insurance with respect to the Premises under a “blanket policy” that includes property in addition to the Premises, but the Insurance Premiums shall not exceed the lesser of (i) an amount which would have been applicable in the event Landlord had not carried such insurance under a “blanket policy” or (ii) a cost equal to the proportionate interest of the a 50,000 square foot building to the total number of improved building square feet insured under the blanket policy. The Insurance Premiums shall be reimbursed by Tenant pursuant to this Lease.

11.02.03 Each insurance policy of Landlord required by this Lease must contain the following clauses:

“This insurance cannot be canceled, limited in scope or coverage, or non-renewed until after 30-days’ prior written notice has been given to Tenant and to:

City Clerk, City of San Antonio		City of San Antonio
City Hall/2nd Floor		Leasing Division
P. O. Box 839966		P.O. Box 839966
San Antonio, Texas 78283-3966	and	San Antonio, Texas 78283-3966
Attention: Risk Manager

Each insurance policy required by this Lease must contain the following clause to the extent available to Landlord:

“The Tenant is added as an additional insured as respects operations and activities of, or on behalf of, the named insured performed under this Lease with the City of San Antonio This policy cannot be invalidated as to Tenant because of Landlord’s breach of representation, warranty, declaration, or condition of this policy without 30 days prior written notice to Tenant.”

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11.02.04. Within 30 days after the Commencement Date and promptly after Tenant’s later request, Landlord must, at its own expense, deliver certificates to Tenant’s Risk Manager and to the City Clerk, reflecting all required insurance coverage, together with copies of policies and endorsements. All endorsements and certificates must be signed by an authorized representative of the insurance company and must include the signatory’s company affiliation and title. If requested by Tenant, Landlord must send Tenant documentation acceptable to Tenant that confirms that the individual signing the endorsements and certificates is authorized to do so by the insurance company. Tenant may request, but Landlord is not obligated to implement, changes in policy terms, conditions, limitations, or exclusions (except where established by law). Any increase in premiums as a result of any changes approved by Landlord and Tenant to such insurance coverages shall become a part of the Insurance Premiums charge and shall be reimbursed by Tenant pursuant to this Lease.

12. Release of Claims/Subrogation.

The insurance requirements of this Lease are a bargained-for allocation of risk of loss. Landlord and Tenant each release the other from claims arising from injury or loss to either of them if the injury or loss is covered by insurance the waiving party is required by this Lease to maintain, whether or not the party actually has the insurance (“Covered Claims”). This release is additional to and does not limit any other release contained in this Lease. Landlord and Tenant, to the maximum extent allowable without causing cancellation of a required policy, will require their insurers to waive subrogation against each other for Covered Claims. This release shall not apply to the amount of any deductible under any insurance policy, and THIS RELEASE DOES NOT APPLY TO CLAIMS CAUSED BY A PARTY’S WILLFUL MISCONDUCT. Nothing in this Section 12 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this Section 12.

13. Indemnity.

LANDLORD covenants and agrees to FULLY INDEMNIFY, DEFEND and HOLD HARMLESS, Tenant and the elected officials, employees, officers, directors, volunteers and representatives of Tenant, individually and collectively, from and against any and all costs, claims, liens, damages, losses, expenses, fees, fines, penalties, proceedings, actions, demands, causes of action, liability and suits of any kind and nature, including but not limited to, personal or bodily injury, death and property damage, made upon Tenant directly or

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indirectly arising out of, resulting from or related to LANDLORD’S activities under this Lease, including any acts or omissions of LANDLORD, any agent, officer, director, representative, or employee of LANDLORD, and their respective officers, agents employees, directors and representatives while in the exercise of the rights or performance of the duties under this Lease. The indemnity provided for in this paragraph shall not apply to any liability resulting from the negligence of TENANT, its officers or employees, directors, volunteers and representatives or invitees, in instances where such negligence causes personal injury, death, or property damage. IN THE EVENT LANDLORD AND TENANT, OR TENANT’S OFFICERS OR EMPLOYEES DIRECTORS, VOLUNTEERS AND REPRESENTATIVES OR INVITEES, ARE FOUND JOINTLY LIABLE BY A COURT OF COMPETENT JURISDICTION, LIABILITY SHALL BE APPORTIONED COMPARATIVELY IN ACCORDANCE WITH THE LAWS FOR THE STATE OF TEXAS, WITHOUT, HOWEVER, WAIVING ANY GOVERNMENTAL IMMUNITY AVAILABLE TO TENANT UNDER TEXAS LAW AND WITHOUT WAIVING ANY DEFENSES OF THE PARTIES UNDER TEXAS LAW.

The provisions of this INDEMNITY are solely for the benefit of the parties hereto and not intended to create or grant any rights, contractual or otherwise, to any other person or entity. LANDLORD shall advise Tenant in writing within 24 hours of any claim or demand against Tenant or LANDLORD known to LANDLORD related to or arising out of LANDLORD’S activities under this LEASE and shall see to the investigation and defense of such claim or demand at LANDLORD’S cost. Tenant shall have the right, at its option and at its own expense, to participate in such defense without relieving LANDLORD of any of its obligations under this paragraph.

14. Casualty/Total or Partial Destruction.

14.01. If the Premises are damaged by casualty, Tenant shall give immediate written notice to Landlord.

(i) If Landlord reasonably believes the damage to cost five hundred thousand dollars ($500,000.00) or less to repair, within thirty (30) days following the date of such notice, Landlord will use reasonable efforts to determine if the Premises can be restored within 180 days thereafter. If Landlord determines that the Premises can be restored within 180 days from the date that the determination as to the restoration is made by the Landlord, Landlord will, at its expense, restore the roof, foundation and structural soundness of the exterior walls of the Premises to the extent same were included in the Landlord’s Work, and all leasehold improvements within the Premises, including interior partitions, ceilings, wiring, light fixtures, and plumbing, to the extent same were included in

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the Tenant Improvements, all to substantially the same condition in which the same existed prior to the casualty, as the case may be, reasonable wear and tear excepted and only to the extent of insurance proceeds provided to Landlord to address the casualty loss; provided, however, that Landlord shall have no obligation to restore the Premises if there is less than one (1) year remaining in the current Term of the Lease. Landlord will use commercially reasonable efforts to restore the Premises as quickly as reasonably possible to the extent of the insurance proceeds that are to be made available to Landlord, as set out in Section 14.04, below. If Landlord fails to complete the portion of the restoration for which Landlord is responsible hereunder within 180 days from the date that repairs are commenced by Landlord despite using Landlord’s reasonable diligence, and Tenant is prevented from using the Premises for its Permitted Use, then (i) Tenant may provide notice of intent to terminate the Lease and may terminate this Lease if the restorations are not complete within thirty (30) days after such notice, or (ii) Landlord may terminate this Lease, in each case by written notice delivered to the other provided the notice is delivered before Landlord completes Landlord’s restoration obligations; provided, however, that Tenant shall have no right to terminate this Lease if Tenant, or its employees or agents, were the cause of such damage.

(ii) If Landlord reasonably believes the damage to cost more than five hundred thousand dollars ($500,000.00) to repair, within ninety (90) days following the date of such notice, Landlord will use reasonable efforts to determine if the Premises can be restored within 270 days thereafter. If Landlord determines that the Premises can be restored within 270 days from the date that the determinate as to the restoration is made by the Landlord, Landlord will, at its expense, restore the roof, foundation and structural soundness of the exterior walls of the Premises to the extent same were included in the Landlord’s Work, and all leasehold improvements within the Premises, including interior partitions, ceilings, wiring, light fixtures, and plumbing, to the extent same were included in the Tenant Improvements, all to substantially the same condition in which the same existed prior to the casualty, as the case may be, reasonable wear and tear excepted and only to the extent of insurance proceeds provided to Landlord to address the casualty loss; provided, however, that Landlord shall have no obligation to restore the Premises if there is less than three (3) years remaining in the current Term of the Lease. Landlord will use commercially reasonable efforts to restore the Premises as quickly as reasonably possible to the extent of the insurance proceeds that are to be made available to Landlord, as set out in Section 14.04, below. If Landlord fails to complete the portion of the restoration for which Landlord is responsible hereunder within 270 days from the date that repairs are commenced by Landlord despite using Landlord’s reasonable diligence, and Tenant is prevented from using the Premises for its Permitted Use, then (i) Tenant may provide notice of intent to terminate the Lease and may terminate this Lease if the restoration s are not complete within thirty (30) days after such notice, or (ii) Landlord may terminate this Lease, in each case by written notice delivered to the other provided the notice is delivered before Landlord completes Landlord’s restoration obligations; provided, however, that Tenant shall have no right to terminate this Lease if Tenant, or its employees or agents, were the cause of such damage.

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14.02. If Landlord determines that the Premises cannot be restored within the time periods set out in Section 14.01, Landlord at its option may either terminate this Lease (and choose not to restore) or restore the Premises and notify Tenant of the estimated time to restore. Tenant shall have the right to terminate this Lease within 15 days following Landlord’s delivery to Tenant of such notice of the estimated time to restore.

14.03. During the period before Landlord completes restoration, Rent will be adjusted as may be fair and reasonable to take into consideration those portions of the Building which are not useable by the Tenant, on a per square foot proration.

14.04 No damage or destruction to the Premises shall allow Tenant to surrender possession of the Premises or affect Tenant’s liability for the payment of Rent or any other covenant herein contained, except as may be specifically provided in this Lease. Landlord shall not be obligated to commence any repair, restoration or rebuilding until insurance proceeds are received by Landlord, and Landlord’s obligations hereunder shall be limited to the proceeds received by Landlord under its insurance policy or Tenant’s insurance policy, as the case may be.

14.05 As with the insurance requirements, the rebuilding obligations of this paragraph are a bargained-for allocation of risk.

14.06 In the event the Premises is not reconstructed Landlord will pay Tenant the $2,000,000 term completion incentive as described in this Lease as well as insurance proceeds paid to the Landlord and Tenant in the following manner:

(i) all proceeds relating to the loss of the Base Building Improvements will be payable to Landlord.

(ii) as for the proceeds relating to the loss of the Tenant Improvements, the Tenant will receive that portion of those proceeds which is provided for the loss of the Tenant Improvements multiplied by a fraction, the numerator of which is the number of months remaining under the terms of the Lease and the denominator of which is the total number of months under the terms of the Lease, assuming each option which was capable of being exercised at the time of the Lease termination had been exercised (but excluding those option periods which were not capable of being exercised due to the lapse of time to make a timely election or otherwise).

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(iii) the remainder of the insurance proceeds relating to the loss of the Tenant Improvements will be payable to the Landlord.

14.07 In the event the Landlord determines that the Premises can be restored within the time periods set out in Section 14.1, above, and the Tenant reasonably determines that the Landlord’s restoration process will not cause the Premise to be restored within such period, the Tenant may provide notice to Landlord of its desire to cause the work to be completed by Tenant and may pursue such work if, within fifteen (15) days thereafter the Landlord has not provided a reasonable explanation as to why completion on the time table determined by Landlord is reasonable. If Tenant undertakes this work, as set out above, it shall do so at its sole cost and expense and, upon completion. Landlord’s will reimburse Tenant for Tenant’s reasonable actual third party cost in doing so, up to but not exceeding the Landlord unexpended portions of any insurance proceeds received by Landlord for the restoration process.

15. Condemnation/Substantial or Partial Taking.

15.01. If the Premises or any portion of them are taken by eminent domain, or sale in lieu of eminent domain, by any entity other than Tenant or any entity controlled by Tenant, the Lease automatically terminates as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first.

15.02. If entire Premises are not taken, the Rent payable during the unexpired portion of the Term will be adjusted as may be fair and reasonable.

15.03. Tenant has no claim to the condemnation award or proceeds in lieu of condemnation.

16. Holdover.

16.01. If the Lease has not been earlier terminated according to its terms and Tenant is current on rent, both after the Initial Term and after any renewals provided for in this Lease, Tenant may holdover for up to six additional months on a month-to-month basis on the same terms and conditions herein, except that Base Rent shall be one hundred twelve and one-half percent (112.5%) of the Base Rent for the immediately preceding calendar month. Tenant need not give advance notice of intent to exercise this holdover right, and it need not hold over all of the allowable six months.

16.02. Whenever this Lease refers to the Term, events to occur during the Term, or rights and obligations of Landlord and Tenant during the Term, a holdover period is considered a part of the Term.

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17. Default.

17.01. Default by Landlord/Events. Defaults by Landlord are (i) failing to comply with any provision of this Lease within 30 days after written notice thereof specifying such failure (or if the failure specified by Tenant is not capable of cure within such 30 day period, if Landlord fails promptly after notice from Tenant to commence to cure such failure and diligently to pursue completion of such cure during and within a reasonable time after such 30 day period); (ii) other than as a result of Construction Delays, Tenant Delays and Force Majeure Delays, unless the Essential Services have been assumed by Tenant as portion of the Assumed Services, failing to provide Essential Services to Tenant within 15 days after written notice thereof specifying such failure (or if the failure specified by Tenant is not capable of cure within such 15 day period, if Landlord fails promptly after notice from Tenant to commence to cure such failure and diligently to pursue completion of such cure during and within a reasonable time after such 15 day period); (iii) failure to pay before delinquency and termination of such services the cost of utility services, to the extent the obligation to pay for such services is expressly allocated to Landlord under this Lease; and (iv) failure to pay Property Taxes before assessment of interest or penalty.

17.02. Default by Landlord/Tenant’s Remedies. Tenant’s exclusive remedy for any default by Landlord shall be an action for actual damages. Except as expressly provided herein, in no event shall Tenant be entitled to terminate this Lease or will Landlord be liable to Tenant for consequential, punitive or special damages or any similar types of damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. Tenant hereby expressly waives and disclaims any lien or claim which Tenant has or may have in and to any property belonging to the Landlord or on the Rent due to the Landlord under this Lease. Notwithstanding the foregoing, if Landlord is in default under subsection (ii) under Section 17.01 above (beyond any applicable notice and cure periods), then Tenant may have the additional right to assume the Assumed Services, as if Tenant had elected to assume the Assumed Services pursuant to Section 3.08 above, so long as Tenant is not otherwise in default hereunder.

17.03. Default by Tenant/Events. Defaults by Tenant are (a) failing to pay timely Rent, (b) abandoning or vacating a substantial portion of the Premises, and (c) failing to comply within 30 days after written notice with any provision of this Lease other than the defaults set forth in (a) and (b) above.

17.04. Default by Tenant/Landlord’s Remedies. In addition to any and all other remedies available to Landlord in this Lease, at law or in equity, Landlord’s remedies for Tenant’s default are to (a) enter and take possession of the Premises, after which Landlord may relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting, and Tenant shall reimburse Landlord for reasonable reletting expenditures; (b) enter the Premises and perform Tenant’s obligations; and/or (c) terminate this Lease by written notice and sue for damages.

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17.05. Waiver of Liens. Only to the extent required in Article XI, § 9 of the Texas Constitution, Landlord waives all common law and statutory liens in the property of Tenant, including the lien that might otherwise arise under § 54.021 of the Texas Property Code.

18. Warranty Disclaimer.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, TENANT HEREBY AGREES AND ACKNOWLEDGES THAT IT IS LEASING THE PREMISES IN ITS EXISTING CONDITION, “AS-IS, WHERE-IS”, AND WITH ALL FAULTS WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, LANDLORD HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS IN THE CONDITION OF THE PREMISES, NOR DOES LANDLORD HAVE ANY OBLIGATION TO COMPENSATE TENANT FOR SAME. NO OTHER PROMISE OF LANDLORD TO ALTER, REMODEL, REPAIR OR IMPROVE THE PREMISES OR THE BUILDING AND PREMISES AND NO REPRESENTATION RESPECTING THE CONDITION OF THE PREMISES OF THE BUILDING HAVE BEEN MADE BY LANDLORD TO TENANT. TENANT EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFIED HEREIN, LANDLORD HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR LIIMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, TITLE, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PREMISES, ALL SUCH REPRESENTATIONS AND WARRANTIES, AS WELL AS ANY IMPLIED WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED.

THE PREMISES IS A NEWLY CONSTRUCTED BUILDING AND AS SUCH ANY WARRANTIES FOR EQUIPMENT INCLUDING, BUT NOT LIMITED TO HVAC EQUIPMENT, ROOF, AND OTHER BUILDING COMPONENTS, TO THE EXTENT THAT TENANT IS RESPONSIBLE FOR MAINTENANCE OF SUCH EQUIPMENT, SHALL TRANSFER TO TENANT WITH THE OBLIGATION OF TENANT TO ENFORCE SUCH WARRANTY COVERAGE.

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TENANT HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS LEASE, LANDLORD HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OR, AS TO, OR CONCERNING THE NATURE AND CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, THE SUITABILITY THEREOF AND OF THE PREMISES OR OTHER ITEMS CONVEYED HEREUNDER FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY ELECT TO CONDUCT THEREON, THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING BUT NOT LIMITED TO THE PRESENCE OF ASBESTOS OR OTHER HAZARDOUS MATERIALS) OR COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS.

LANDLORD ACKNOWLEDGES, TO THE EXTENT A CONSTRUCTION DEFECT MAY ARISE DURING THE FIRST YEAR OF THE TERM OF THIS LEASE, WHICH DEFECT IS COVERED BY THE WARRANTY PROVIDED BY THE CONTRACTORS OR MANUFACTURES TO LANDLORD, TENANT MAY MAKE A CLAIM WITH LANDLORD AND LANDLORD WILL TAKE THOSE STEPS REASONABLY NECESSARY TO CAUSE THE CONTRACTORS OR MANUFACTURE TO CORRECT THE DEFECT.

19. Environmental.

19.01. “Environmental Laws” means applicable federal, state, and local laws relating to protection of the public health, welfare, and the environment, including without limitation, those laws relating to the storage, handling, and use of chemicals and other hazardous substances, those relating to the generation, processing, treatment, storage, transport, disposal, or other management of waste materials of any kind, and those relating to the protection of environmentally sensitive areas.

19.02. “Hazardous Material” means “hazardous substance,” “pollution or contaminant,” “petroleum,” and “natural gas liquids,” as those terms are defined by or used in Environmental Laws, or that are regulated because of their effect or potential effect on human health and the environment.

19.03. “Release” means depositing, spilling, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing.

19.04. Landlord represents, to Landlord’s actual knowledge without the duty to investigate, that the Premises and the property of which the Premises are a part, if applicable, comply with all applicable Environmental Laws, except as otherwise disclosed to Tenant by Landlord prior to the date hereof. As part of its disclosures, Landlord has provided to Tenant a Phase 1 Environmental Report dated August 8, 2013, as completed by Pape-Dawson Engineers, Inc.

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19.05. Landlord represents and warrants, to Landlord’s actual knowledge without the duty to investigate, that there has been no Release on, onto, or from the Premises and that the Premises has not contained and does not contain any asbestos, underground or aboveground storage tanks, or “PCBs” or “PCB items,” as defined in 40 CFR § 761.3.

19.06. Tenant must not allow the Release of any Hazardous Material from its use of the Premises on, onto, or from the Premises. Tenant further must not handle, use, or otherwise manage any Hazardous Material on the Premises in violation of any Environmental Laws or in any but a reasonable and prudent manner.

19.07. Landlord represents and warrants that (i) with regard to activities and conditions on the Premises, Landlord has not received, any notice that: (a) the Premises violates any Environmental Law; (b) there has been a Release, or threat of Release, of Hazardous Materials from the Premises; (c) the Landlord may be or is liable, in whole or in part, for costs of cleaning up, remediating, removing, or responding to a Hazardous Materials release on the Premises; or (d) the Premises is subject to a lien under any Environmental Laws. In case of receipt of such notice, Landlord must immediately provide Tenant a copy.

19.08. Before the Commencement Date, Landlord must permit Tenant and its, representatives and contractors to enter upon the Premises at reasonable times and in a reasonable manner to investigate environmental matters. Tenant may perform such tests, including without limitation, subsurface testing, soils, and groundwater testing, and any other tests, as the Tenant, in its sole discretion, determines are necessary to identify environmental concerns, except that any Tenant may not cause to be conducted on or with respect to the Premises any Phase II or other environmental site assessment, or test borings or other air, water, or soil samples or other testing which could result in a notice or reporting requirement to any regulatory or governmental authority, without the prior written consent of Landlord. The investigation is at Tenant’s sole cost. Tenant must minimize the intrusion upon and inconvenience to Landlord and the ongoing operations at the Premises. If Tenant performs any tests that disturb the PREMISES, Tenant must restore the PREMISES. Tenant is responsible for damages arising from its testing on the PREMISES and for the proper disposal of any wastes generated by its testing.

20. Appropriations.

All obligations of Tenant are funded subject to the collection of assigned sales tax and at the discretion of City Council whether to appropriate funding. If the City Council fails to appropriate money for any obligation under this Lease, Tenant may terminate this Lease and have no further liability.

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21. Term Completion Incentive.

In the event the Tenant (i) occupies the Premises for the full Initial Term, (ii) pays all Rent due and payable during the full Initial Term pursuant to the terms of this Lease, plus all Additional Rent and all other sums due by Tenant during the Initial Term pursuant to the terms of this Lease (unless other sums are being contested in good faith), (iii) exercises its option to either purchase the Premises or extend the Initial Term for the first Renewal Term, and (iv) is not otherwise in Default of this Lease, Landlord will pay to Tenant, as a term completion incentive a payment of $2,000,000.00, which payment will be made by Landlord to Tenant within 60 days following the end of the Initial Term and full payment of the sums set out in (ii) above. If Landlord fails to pay such sum after said payment is due and payable, then Tenant may elect, so long as such sum remains unpaid, by delivering written notice to Landlord of such election, either to (i) offset the unpaid portion of such $2,000,000.00 sum from future monthly installments of Base Rent due and payable by Tenant hereunder, or (ii) reduce the purchase price payable by Tenant with respect to an Exercised Option on the Option Closing Date set out in Section 4.03 hereof, by seven and one half percent (7.5%) plus an amount equal to the unpaid portion of such $2,000,000.00 sum.

22. Prohibited Interests in Contracts.

22.01. The Charter of the City of San Antonio and its Ethics Code prohibit a City officer or employee, as defined in Section 2-52 of the Ethics Code, from having a financial interest in any contract with the City. The San Antonio Early Childhood Education Municipal Development Corporation (“Corporation”) has adopted this same prohibition. As such, an officer or employee has a “prohibited financial interest” in a contract with the City or Corporation or in the sale to the City or Corporation of land, materials, supplies or service, if any of the following individual(s) or entities is a party to the contract or sale:

(i) a City or Corporation officer or employee;

(ii) his or her parent, child or spouse;

(iii) a business entity in which the officer or employee, or his or her parent, child or spouse owns (i) 10% or more of the voting stock or shares of the business entity, or (ii) 10% or more of the fair market value of the business entity;

(iv) a business entity in which any individual or entity above listed is a (i) subcontractor on a City or Corporation contract, (ii) a partner, or (iii) a parent or subsidiary business entity.

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22.02. Landlord warrants and certifies as follows:

(i) Landlord and its officers, employees and agents are neither officers nor employees of the City or Corporation.

(ii) Landlord has tendered to the City a Discretionary Contracts Disclosure Statement in compliance with the City’s Ethics Code and the Corporation’s bylaws.

23. Miscellaneous.

23.01. Applicable Law. This Lease is entered into in San Antonio, Bexar County, State of Texas. Its Construction And The Rights, Remedies, And Obligations Arising Under It Are Governed by The Laws of The State Of Texas. But the Texas conflicts of law rules must not be used to apply the laws of a jurisdiction other than Texas. Both parties’ obligations under this Lease are performable in San Antonio, Bexar County, Texas, and venue for any action arising under this Lease is only in Bexar County, Texas.

23.02. Severability. If any part of this Lease is found invalid or unenforceable, the finding does not affect the remainder.

23.03. Successors. This Lease inures to the benefit of and binds the heirs, representatives, successors, and permitted assigns of each party. This clause does not authorize any assignment not otherwise authorized.

23.04. Integration. This Lease Represents The final Lease Between The Parties And May Not Be Contradicted By Evidence Of Prior, Contemporaneous, Or Subsequent Oral Agreements Of The Parties. There Are No Oral Agreements Between The Parties.

23.05. Modification. This Lease may be changed only by a written agreement, signed by the party against whom enforcement of any modification is sought. Subject to that restriction, any of this Lease’s terms may be modified by the party entitled to their benefit, but no modification, express or implied, affects the right of the modifying party either (i) to apply any other term or condition or (ii) to apply the same term or condition to a later or earlier occasion.

23.06. Third Party Beneficiaries. This Lease benefits the parties and their successors and permitted assigns only. It has no third party beneficiaries.

23.07. Notices. Notices must be in writing and by certified mail, return receipt requested, or by independent delivery service addressed to the parties at their respective addresses set forth at the beginning. If sent by certified mail, notice is complete three days after deposit, properly addressed and postage prepaid, with the United States Postal Service. If sent other than by certified mail, notice is complete on the date shown on the receipt. Address for notice may be changed by giving notice.

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23.08. Captions. Paragraph captions are for ease of reference only and do not affect the interpretation.

23.09. Counterparts and Electronic Signatures. This Lease may be executed in multiple counterparts, each of which is an original, whether or not all parties sign the same document. Regardless of their number, counterparts constitute only one agreement. In making proof of this Lease, one need not produce or account for more counterparts than necessary to show execution by or on behalf of all parties. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.

23.10. Further Assurances. The parties must execute and deliver such additional documents and instruments as may be necessary to effect fully the provisions hereof. But no such additional documents can alter the rights or obligations of the parties stated in this Lease.

23.11. Administrative Agreements. The Chief Executive Officer for the San Antonio Early Childhood Education Municipal Development Corporation, or her designee may, without further Board action, agree to, sign, and deliver on behalf of the Tenant all consents, certificates, memoranda, estoppels, attornments, and modifications of nonmaterial rights and obligations arising under this Lease and may declare defaults and pursue remedies for such defaults. This paragraph does not authorize lease amendments or renewals without council consent.

23.12. Conflicts Between Numbers Stated Two Ways. Whenever this Lease states a number more than one way, either by using both words and numerals or by stating a fixed amount and a calculation for arriving at an amount, and there is a conflict, the highest number controls.

23.13 Landlord’s Right to Terminate. In the event the Landlord determines that it will not be able to obtain the right to place a sewer line under Highway 151, as shown on Exhibit “F” at any time within 60 days from the Effective Date of this Lease it may terminate this Lease and return to Tenant the Acceleration Fee and the Up Front Tenant Deposit, as defined in the Work Letter attached hereto.

23.14 Duty to Provide Easement. Tenant will use reasonable business efforts and cooperate with Landlord to cause the City of San Antonio to dedicate and make available to San Antonio Water System for Landlord’s use, at no cost to Landlord, if possible, the sanitary sewer line easement as set out on Exhibit “F” attached hereto.

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In the event the Landlord determines that it will not be able to obtain the right to such sewer line at any time within 105 days from the Effective Date of this Lease, it may terminate this Lease and return to Tenant the Acceleration Fee and the Up Front Tenant Deposit, as defined in the Work Letter attached hereto after deducting from such sums all of the third party out of pocket cost incurred by Landlord in connection with its proposed development of the Premises and the Building.

23.15. Quiet Enjoyment. As long as Tenant pays the rent and other charges under this Lease and observes the covenants and terms of this Lease, Tenant will lawfully and quietly hold, occupy, and enjoy the Premises during the Term without being disturbed by Landlord or any person claiming under Landlord, except for any portion of the Premises that is taken under the power of eminent domain.

23.16. Incorporation of Exhibits. All exhibits to this Lease are incorporated into it for all purposes as if fully set forth.

23.17 Limitation of Landlord’s Liability. This Lease is executed by certain authorized representatives of Landlord, not individually, but solely on behalf of, Landlord. TENANT WAIVES ANY RIGHTS TO BRING A CAUSE OF ACTION AGAINST THE INDIVIDUALS EXECUTING THIS LEASE ON BEHALF OF LANDLORD AND THE LANDLORD PARTIES. THE LIABILITY OF LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO 50% OF THE VALUE OF THE PREMISES. The provisions of this Section 23.15 are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in the case of recovery of a judgment against Landlord. Tenant’s rights to obtain injunctive relief or avail itself of any other right or remedy which may be awarded to Tenant by law or under this Lease shall in no way be limited by the foregoing provisions of this Section 23.15. The provisions of this Section 23.15 shall survive the termination of this Lease.

23.18 No Joint Venture. Nothing contained herein shall be deemed or construed by the parties hereto, nor any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

23.19 Additional Rent. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the terms in this Lease for determining Additional Rent payable by Tenant are commercially reasonable and valid even though the methods contained herein may not state a precise mathematical formula for determining all such changes. ACCORDINGLY TO THE EXTENT ALLOWED BY LAW, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

Page 29 of 60 Pages

24. Public Information.

Landlord acknowledges that this instrument is public information within the meaning of Chapter 552 of the Texas Government Code and accordingly may be disclosed to the public. Nothing in this Lease waives an otherwise applicable exception to disclosure.

[The Signatures Appear on Following Pages]

Page 30 of 60 Pages

Signature Page - Lease

In Witness Whereof, the parties have caused their representatives to set their hands.

Tenant	Landlord

San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation	Flamingo Cay, LLC, a Texas limited liability company By: GFR Development Services, LLC, a Texas limited liability company, its Manager

/s/ Kathleen Bruck	By:	/s/ Mark D. Granados
Signature		Name: Mark D. Granados
Title: President

Kathleen Bruck
Name

CEO
Title

10.1.2013
Date

Exhibit A: Description of Premises

The Premises are more fully described on the field noes description and exhibit attached hereto.

Page 32 of 60 Pages

LAND DEVELOPMENT  ENVIRONMENTAL  TRANSPORTATION  WATER RESOURCES  SURVEYING

FIELDNOTE DESCRIPTION

FOR

A 5.464 acres, or 238,030 square feet more or less, tract of land being a portion out of 11.00 acres conveyed to Shuchi Development, LLC described in a deed recorded in Volume 12016, Page 643 of the Official Public Records of Real Property of Bexar County, Texas, out of I. & G.N.R.R. CO. Survey No. 1, Abstract 937, County Block 4327 and C.L. Owens Survey No. 73, County Block 4328, now in New City Block 11379, in the City of San Antonio, Bexar County, Texas. Said 5.464 acre tract being more fully described as follows, with bearings based on the North American Datum of 1983 (NA2011) epoch 2010.00, from the Texas Coordinate System established for the South Central Zone:

BEGINNING:	At a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” on the northwest right-of-way line of Old Highway 90 West, a 120-foot right-of- way, the southeast line of said 11.00 acre tract, and from which a found TxDot Highway Monument (Type II) at the south end of a cutback line on the northwest right-of-way line of said Old Highway 90 West, with the intersection of the northeast right-of-way line State Highway 151, a variable width right-of-way, bears S64°05’15”W, 283.39 feet;

THENCE:	N 25°51’22” W, departing the northwest right-of-way line of said Old Highway 90 West, over and across said 11.00 acre tract of land, a distance of 141.85 feet passing the east corner of a 4.476 acre tract of land described in a deed recorded in Volume 6696, Page 1286 of said Official Public Records, an interior corner of said 11.00 acre tract of land, continuing along and with the southwest line of said 4.476 acre tract of land and a west line hereof, a distance of 535.37 feet for a total distance of 677.22 feet to a found iron rod with a illegible cap;

THENCE:	S 62°34’24” W, continuing along and with the common line between said 11.00 acre tract of land and said 4.476 acre tract of land, a distance of 367.61 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” on the northeast right-of-way line of said State Highway 151, the west corner of said 4.476 acre tract of land;

SAN ANTONIO / AUSTIN	555 East Ramsey San Antonio, Texas 78216
HOUSTON / FORT WORTH	P 210.375.9000 F 210.375.9010 www.pape dawson.com

Page 33 of 60 Pages

5.464 Acres

Job No. 9257-13

THENCE:	Along and with the northeast line of said State Highway 151, the following bearings and distances:

N 24°42’59” W, a distance of 20.78 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson”, a point of curvature;

Northwesterly, along a curve to the left, said curve having a radius of 3039.79 feet, a central angle of 00°16’07”, a chord bearing and distance of N 24°51’03” W, 14.26 feet, for an arc length of 14.26 feet to a set “X” in concrete, at the south corner of Lot 22, Block 6, New City Block 11379, Missions Baseball Academy MAOZ Subdivision, recorded in Volume 9631, Page 104 of the Deed and Plat Records of Bexar County, Texas, the northwest comer of said 11.00 acre tract of land;

THENCE:	N 62°34’24” E, departing the northeast right-of-way line of said State Highway 151, along and with the common line between said Lot 22 and said 11.00 acre tract of land, a distance of 888.25 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” on the west line of a 1.03 acre tract of land described in a deed recorded in Volume 12579, Page 163 of said Official Public Records, at the east corner of said Lot 22, an angle point of said 11.00 acre tract of land;

THENCE:

Over and across said 11.00 acre tract of land, the following bearings and distances:

S 00°12’12” E. a distance of 637.13 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” for an angle point;

S 62°34’24” W, a distance of 194.25 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” for an angle point;

S 25°51’22” E, a distance of 111.79 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” for an angle point;

N 64°08’38” E, a distance of 15.00 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” for an angle point;

Page 34 of 60 Pages

5.464 Acres

Job No. 9257-13

S 25°51’22” E, a distance of 35.00 feet to a set 1/2 inch iron rod with yellow cap marked “Pape-Dawson” on the northwest right-of-way line of said Old Highway 90 West, the southeast line of said 11.00 acre tract of land;

THENCE:	S 64°05’l5” W, along and with the northwest right-of-way line of said Old Highway 90 West, a distance of 66.10 feet to the POINT OF BEGINNING, and containing 5.464 acres in the City of San Antonio, Bexar County, Texas. Said tract being described in accordance with a survey made on the ground and a survey description and map prepared under job number 9257-13 by Pape-Dawson Engineers, Inc.

PREPARED BY: DATE: OB NO. DOC. ID. TBPE Firm Registration #470 TBPLS Firm Registration #100288-00	Pape-Dawson Engineers, Inc. September 30, 2013 9257-13 N:\Surveyl3\13-9200\9257-13\WORD\9257-13 EX.docx

Page 35 of 60 Pages

EXHIBIT OF

DEED/PLAT REFERENCE

LEGEND

5.464 ACRES
(238,030 SQUARE FEET MORE OR LESS)
STATE HIGHWAY 151
(VARIABLE WIDTH R.O.W.-350 MIN.)
OLD HIGHWAY 90
(120-WIDE R.O.W.)
ACME ROAD
(VARIABLE WIDTH R.O.W.)
P.O.B.
N62°34'24"E 888.25'
S62°34'24"W 367.61'
N25°51'22"W 677.32'
S00°12'12"E 637.13'
S64°05'15"W 263.39'
C1
L1
L2
L3
L4
L5
L6
N.C.B. 11379
PORTION OF 11.00 ACRES
SHUCHI DEVELOPMENT, LLC
(VOL. 12016, PG. 643 O.P.R.)
CITY OF SAN ANTONIO
LOCATION MAP
NOT-TO-SCALE
1 inch = 100'
PAPE-DAWSON ENGINEERS
PAUL T. ROSS
5158

CURVE TABLE					
CURVE	RADIUS	DELTA	CHORD BEARING	CHORD	LENGTH
C1	3029.79'	0°16'07"	N24°51'03"W	14.20'	14.20'

LINE TABLE		
LINE	BEARING	LENGTH
L1	N24°42'59"W	20.78'
L2	S62°34'24"W	194.25'
L3	S25°51'22"E	111.79'
L4	N64°38'38"E	15.00'
L5	S25°51'22"E	35.00'
L6	S64°05'15"W	66.10'

NOTES:

1) ½" iron rod with yellow cap marked "Pape-Dawson" set at subject property corners unless noted otherwise.

2) The bearings for this survey are based on the North American Datum of 1983 NAD 83 (NA2011) epoch 2010.00, from the Texas State Plane Coordinate System established for the South Central Zone.

SHEET 1 of 1

Exhibit B: Commencement Date Memorandum

Commencement Date Memorandum

Landlord:

Tenant:

Lease:

Predicate Facts:

Landlord and Tenant are parties to the Lease, which was authorized by the Authorizing Ordinance.

The Lease Term is to begin upon the Substantial Completion of the Landlord’s Work and the Tenant Improvements.

For their mutual benefit, the parties now wish to memorialize the actual Commencement Date of the Lease’s Term.

Rights and Obligations:

Now Therefore, in consideration of the premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms.

All terms used in this memorandum and not otherwise defined herein but defined in the Lease have the meanings ascribed to them in that instrument.

2. Commencement Date.

The Commencement Date is       , and the Initial Term shall expire on         .

3. No Default.

As a part of the inducement to Landlord to execute and deliver this Commencement Date Memorandum, Tenant represents to Landlord that:

a.	The Lease is in full force and effect according to its terms.

b.	Neither party is in default under the Lease.

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c.	Neither party has any offset or claim against the other that would reduce or impair its obligations under the Lease.

4. Conflict of Terms.

This instrument controls over anything to the contrary in the Lease.

In Witness Whereof, the parties have caused their representatives to set their hands.

Tenant	Landlord

San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation	Flamingo Cay, LLC, a Texas limited liability company By: GFR Development Services,
LLC, a Texas limited liability company, its Manager

By:
Signature	Name: Mark D. Granados
Title: President

Name

Title

Date

Page 38 of 60 Pages

Exhibit C: Work Letter

This Work Letter is between Landlord and Tenant in connection with the Lease.

Landlord:	Flamingo Cay, LLC

Tenant:	San Antonio Early Childhood Education Municipal Development Corporation

Lease:	Lease of a tract of land constituting approximately 5.43 acres, as more particularly described on Exhibit A attached to the Lease, to be improved in accordance with the terms and conditions contained herein with (i) a single store building containing approximately 50,000 rentable square feet (“Building”), (ii) a parking lot containing approximately 250 parking spaces (“Parking Facilities”), and (iii) multiple playground areas.

1. Definitions. Capitalized words have the meanings ascribed to them in the Lease. If not defined in the Lease, they have the following meanings:

Tenant Improvement Reimbursement	100% of the cost incurred by Landlord (excluding the Signage Allowance) to construct the Tenant Improvements, including any fees related to the completion of the Tenant Improvements as specifically provided in the Work Letter not to exceed $4,400,0000 including the Acceleration Mobilization Fee and $800,000 Up Front Tenant Development Deposit, unless Tenant has expressly confirmed its intent in writing to Landlord to waive this limitation.

Up Front Tenant Development Deposit	A payment of $800,000 which may be used by the Landlord for any cost it may incur in connection with its acquisition and development of the Premises and Buildings which sum is included in the Tenant Improvement Reimbursement and shall be paid by Tenant to the Landlord on the Effective Date.

Tenant Improvement Reimbursement Payment Date	Within 30 days of Tenant’s receipt of a detailed invoice, including copies of executed contracts for the work, Tenant

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will pay Landlord all costs incurred for Tenant Improvements. These request for payment from Landlord can be made incrementally, though in no event shall a request be made more than 1 time in any 30 day period.

Corporation’s Designated Construction Representative	Razi Husseini, P.E. Capital Improvements Management Department 114 West Commerce Street, fifth floor San Antonio, TX 78205 (210) 207-8076

Accelerated Mobilization Reimbursement	A fee equal to $200,000 to be paid by Tenant to Landlord to assist in defraying the cost incurred by Landlord to address the construction schedule of Tenant, as set out herein, which is included in the Tenant Improvement Reimbursement and shall be paid by Tenant to the Landlord on the Effective Date

Signage Allowance	Landlord will provide Tenant an allowance not to exceed $15,000.00 for the purpose of installing signage on the Premises and at the driveway entrances to the Premises.

Landlord’s Construction Representative	Mark Granados or his designee

Tenant’s Address for Work Letter Notice	See Section 1 of the Lease

Landlord’s Address for Work Letter Notice	See Section 1 of the Lease

Attachments to Work Letter	Attachment A: Base Building Improvements Attachment B: Tenant Improvements

Substantial Completion	As defined in the Lease

Estimated Substantial Completion Date	As defined in the Lease

Outside Delivery Date	As defined in the Lease

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2. Building Improvements and Other Work to be Completed at Landlord’s Expense.

2.1. Landlord represents that all of Landlord’s Work and Tenant Improvements (as defined below) shall be constructed to Substantial Completion on or before the Estimated Substantial Completion Date as may be extended under the terms of the Lease to the Outside Delivery Date. “Landlord’s Work” shall include the base building improvements described on Attachment A hereto (the “Base Building Improvements”). “Tenant Improvements” shall have the meaning set forth in Section 3 below. Landlord shall cause all portions of Landlord’s Work and Tenant Improvements to comply with the access requirements of ADA at Landlord’s sole cost and expense.

2.2. Landlord shall be solely responsible for the delivering to the designated Architect “as built” plans for Landlord’ Work. In the event the Architect charges additional fees for development or verification of the “as built” plans, such fees shall be borne solely by the Landlord and shall not be charged to Tenant.

3. Improvements to be Completed by Landlord and Considered Tenant Improvements

The term “Tenant Improvements” shall mean all improvements identified in Attachment B attached hereto. Landlord and Tenant will carry out construction of the Tenant Improvements in the manner set out in this Work Letter.

4. Project Tasks to be Completed as Detailed Below

4.1 Landlord and Tenant agree that Villa Park Architecture is the designated architect for the Tenant Improvements (“Architect”) and that the Contractor (as referenced in Section 6 below) shall be responsible for retaining a qualified licensed engineer (“Engineer”) to complete the Tenant Improvements. Tenant, at its option may direct Landlord to hire an alternative architect or engineer (“Alternate A/E”). The services of the Alternate A/E can be used to review the drawings prepared by Architect and/or Engineer. The costs associated with services provided by the Alternate A/E shall be paid by Landlord using the Tenant Improvement Reimbursement.

4.2 On or before ninety (90) days following the Effective Date, Tenant shall submit to Landlord a space plan and specifications for the Premises, showing all Tenant requested demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, mini-service kitchens, reception area and library room (collectively the “Space Plan”).

4.3 Within 105 days of the Effective Date, Landlord shall submit to Tenant a preliminary budget of the costs to complete the Tenant Improvements (the “Preliminary Budget”). The Preliminary Budget will outline the estimated costs to be paid by Tenant to Landlord for the Tenant Improvements, including permit fees, Architectural and Engineering fees, a construction supervision fee equal to 3% of the hard cost of the Tenant Improvements, excluding any costs associated with Architectural and Engineering fees, permit fees, and any other cost not attributable to the actual amount required to build the Tenant Improvements (the “Construction Supervision Fee”), a contingency line item equal to 10% of the hard costs to

Page 41 of 60 Pages

construct the Tenant Improvements and any other costs that Landlord expects will be incurred as a part of carrying out the Tenant Improvements. The Preliminary Budget will also indicate any costs attributable to Landlord’s Work so that Tenant has an understanding of the costs Landlord estimates it will incur to complete the Landlords Work and Tenant Improvements. In the event that the Preliminary Budget indicates a cost for completion that exceeds 100% of the Tenant Improvement Reimbursement that is available to fund Tenant Improvements, the Landlord and Tenant shall work cooperatively to reduce the project scope to meet a target completion cost that is not more than 100% of the Tenant Improvement Reimbursement that is available for Tenant Improvements. Such budget shall be revised into final form as provided in Section 7, below.

5. Preparation of Plans and Specifications and Construction Schedule.

5.1 Within 10 days of the Effective Date, Landlord shall instruct the Architect to commence preparation of Working Drawings (the “Working Drawings”), which must be compatible with the design, construction and equipment of the Building, comply with all applicable laws, be capable of physical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements and the preparation of the Engineering Drawings (as defined below), and contain all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations, and special security systems. The Working Drawings may be submitted in one or more stages and at one or more times. Landlord shall provide Tenant the Working Drawings, or such portion as has from time to time been submitted, for review. Tenant agrees to respond with any comments thereto (with specified reason if it does not approve) within 5 business days following any submittal by Landlord to Tenant of such portion(s) of the Working Drawings. In the event the Tenant provides objections to the Working Drawings as proposed by Landlord, Landlord will accommodate the changes set out as the specific reasons for the objections unless (i) the accommodation will cause the cost of the Tenant Improvements to go over the authorized expenditures in the Preliminary Budget and Tenant does not agree in its objection to increase the Final Budget to accommodate the cost, or (ii) the accommodation will cause the time frame to carry out the Tenant Improvements to be extended and the Tenant does not agree in its objection to extend the Estimated Completion Date by the amount of the extra time required to provide for the accommodation. If Tenant does not provide for the increased time frame or budget, as set out above, the objections will be waived and the Landlord will use reasonable efforts to construct the Tenant Improvements in a manner that addresses the Tenant’s objections to the Working Drawings in a manner that will not increase the Final Budget or increase the time to construct the Tenant Improvements. Landlord and Tenant hereby instruct the Architect to cause the Working Drawings to comply with all applicable building codes and be drawn free from errors or omissions on the part of the Architect to the extent same affect the Tenant’s rights to use and occupy the Premises for its Permitted Use. At such time as the Working Drawings are approved by Landlord and Tenant, with the Engineering Drawings incorporated therein, as set forth below, they shall be referred to as the “Working Drawings.”

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5.2 Landlord shall cause the Architect to coordinate all engineering drawings prepared by the Engineer, showing complete mechanical, electrical, plumbing, and HVAC plans (“Engineering Drawings”) for the Tenant Improvements to be integrated into the Working Drawings. The Engineering Drawings may be submitted in one or more stages and at one or more times for Tenant’s review. Tenant agrees to respond with any comments thereto (with specified reason if it does not approve) within 5 business days following any submittal by Landlord to Tenant of such portion(s) of the Engineering Drawings. In the event the Tenant provides objections to the Engineering Drawings as proposed by Landlord, Landlord will accommodate the changes set out as the specific reasons for the objections unless (i) the accommodation will cause the cost of the Tenant Improvements to go over the authorized expenditures in the Final Budget and Tenant does not agree in its objection to increase the Final Budget to accommodate the cost, or (ii) the accommodation will cause the time frame to carry out the Tenant Improvements to be extended and the Tenant does not agree in its objection to extend the Outside Delivery Date by the amount of the extra time required to provide for the accommodation. If Tenant does not provide for the increased time frame or budget, as set out above, the objections will be waived and the Landlord will use reasonable efforts to construct the Tenant Improvements in a manner that addresses the Tenant’s objections to the proposed Engineering Drawings in a manner that will not increase the Final Budget or increase the time to construct the Tenant Improvements. At such time as the Engineering Drawings are approved by Landlord and Tenant, they shall be referred to as the Engineering Drawings.

5.3. After Tenant has approved the Engineering Drawings, Landlord shall cause the Architect to integrate the approved Working Drawings with the approved Engineering Drawings (collectively “Final Plans”) and deliver five sets of the Final Plans for the Tenant Improvements to Tenant. The Final Plans shall be suitable for a) plan check review and permitting by local agencies having jurisdiction and, b) for the layout, improvement and finish of the Premises consistent with the design of the Space Plan and construction of the Base Building Improvements, including electrical and mechanical drawings, capacity reports, dimensioned partition plans, floor plans, power, telephone communications safety devices, construction detail sheets including millwork detail plans showing the location of partitions, light fixtures, electrical outlets, telephone sprinklers, doors, (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements.

5.4 Approval by Tenant of the Working Drawings and Engineering Drawings shall be deemed approval of the Final Plans and shall act as a confirmation by Tenant as to the adequacy or correctness of the design of the Tenant Improvements.

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5.5. Within 10 days after approval by Landlord and Tenant of the Working Drawings and the Final Budget, (as set forth below), or as soon as practicable thereafter, Landlord shall submit to Tenant a detailed construction schedule, subject to approval by Tenant, which approval shall not be unreasonably withheld, setting forth the estimated dates for specific completion of the Tenant Improvements, including, but not limited to, submission of plans to local jurisdiction for review, issuance of building permit, submission of plans to contractors for bidding, award of construction contract, construction commencement, construction completion, projected Commencement Date and other similar dates (“Construction Schedule”). Landlord’s failure to include any days attributable to Tenant Delay occurring prior to the preparation of the Construction Schedule shall be deemed to indicate that up until the date the Construction Schedule was prepared, no instances of Tenant Delay occurred and Landlord shall be barred from adjusting the Outside Delivery Date for Tenant Delay’s occurring prior to the delivery of the Construction Schedule. Tenant agrees to issue its approval or disapproval (with specified reason therefore) within 5 business days following any submittal by the Landlord of the detailed Construction Schedule. In the event the Tenant provides objections to the Construction Schedule as proposed by Landlord, Landlord will accommodate the changes set out as the specific reasons for the objections unless (i) the accommodation will cause the cost of the Tenant Improvements to go over the authorized expenditures in the Final Budget and Tenant does not agree in its objection to increase the Final Budget to accommodate the cost, or (ii) the accommodation will cause the time frame to carry out the Tenant Improvements to be extended and the Tenant does not agree in its objection to extend the Outside Delivery Date by the amount of the extra time required to provide for the accommodation. If Tenant does not provide for the increased time frame or budget, as set out above, the objections will be waived and the Landlord will use reasonable efforts to construct the Tenant Improvements in a manner that addresses the Tenant’s objections to the Construction Schedule in a manner that will not increase the Final Budget or increase the time to construct the Tenant Improvements. At such time as the Construction Schedule is approved by Landlord and Tenant, it shall be as the Construction Schedule.

6. Selection of Contractor for Tenant Improvements

Tenant has approved and agrees that Landlord may select the general contractor for the purpose of carrying out the Landlord’s Work and the Tenant Improvements, provided any construction contract for the Tenant Improvements will require the general contractor to retain subcontractors and materials consistent with the SBEDA rules for the City of San Antonio, Texas; or such percentage as may be agreed to between Landlord and Tenant.

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7. Final Budget and Payment of Tenant Construction Costs.

7.1 At least 10 days prior to commencement of Tenant Improvement Reimbursement, Landlord shall submit a construction budget outlining all costs to complete the Tenant Improvements including a contingency line item equal to 10% of the hard costs to construct the Tenant Improvements, the Construction Supervision Fee and in a format similar to the Preliminary Budget referred to herein as the “Final Budget”. Tenant shall have 5 business days from the date of receipt of the Final Budget to approve or disapprove (giving specific reasons therefore) the Final Budget. In the event the Tenant provides objections to the proposed Final Budget, as proposed by Landlord, Landlord will accommodate the changes set out as the specific reasons for the objections unless (i) the accommodation will cause the cost of the Tenant Improvements to go over the authorized expenditures in the Final Budget and Tenant does not agree in its objection to increase the Final Budget to accommodate the cost, or (ii) the accommodation will cause the time frame to carry out the Tenant Improvements to be extended and the Tenant does not agree in its objection to extend the Estimated Completion Date by the amount of the extra time required to provide for the accommodation. If Tenant does not provide for the increased time frame or budget, as set out above, then the objections will be waived and the Landlord will use reasonable efforts to construct the Tenant Improvements in a manner that addresses the Tenant’s objections to the proposed Final Budget, in a manner that will not increase the Final Budget or increase the time to construct the Tenant Improvements.

7.2 In the event a change in conditions or circumstances should arise after the approval of the Final Budget attributable specifically to a change requested by Tenant, or a cost should arise which Tenant has not approved as a part of the Final Budget or Final Plans, Landlord will bring any such expense to the attention of Tenant and Tenant will agree to modify the Final Budget to accommodate such cost (i) to the extent the sums are required to cause the Tenant Improvements to be constructed in accordance with the Final Plans; (ii) and the expense, when combined with all other expenses added to the Final Budget under this paragraph do not exceed the Tenant Improvement Reimbursement. If the cost due to change in condition should exceed the Final Budget, and Tenant does not agree to amend the Final Budget, the Tenant Improvements will be completed by Landlord without such modification and the Tenant Improvements will be completed by Landlord as originally contracted.

7.3 Tenant may, after approval of the Final Plans, request changes to the Final Plans. Any changes are subject to Landlord’s reasonable approval. In the event a Change Order is made and, where required the Landlord approves any of Tenant’s requested revisions to the Final Plans (the “Change Order”), which approval shall not be unreasonably withheld or delayed, Tenant shall pay to Landlord within thirty (30) days following request for the Change Order, in addition to any other amounts which are payable by Tenant to Landlord hereunder, all of Landlord’s extra costs associated with such Change Order as set out in the Change Order Invoice to be delivered to Tenant, as set out below, including, but not limited

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to a construction management fee and associated architectural and engineering fees, if any. Landlord shall not be required to approve a Change Order if the requested changes does not materially change the improvement set out in the Final Plans. Prior to implementing any requested Change Order to the Final Plans, Landlord will prepare and deliver to Tenant for Tenant’s approval a “Change Order Invoice” setting forth the cost of such requested Change Order and the number of days of Construction Delays and Tenant Delay arising in connection therewith. If Tenant fails to approve, execute and deliver to Landlord such Change Order Invoice within five (5) business days following the delivery of the Change Order Invoice by Landlord, Tenant will be deemed to have withdrawn the proposed request for the Change Order and Tenant will not be charged any costs associated with the Change Order.

7.4 Landlord shall cause to be constructed the Tenant Improvements in the manner set out in this Work Letter: however Landlord’s obligations to carry out these obligations are subject to payment to the Landlord of the Tenant Improvement Reimbursement and Tenant’s compliance with its payment obligation set out in this Work Letter. ,Tenant agrees to pay to Landlord all of the Approved Costs incurred by Landlord to construct the Tenant Improvements, which cost shall be paid in increments on or before each Tenant Improvement Reimbursement Payment Date, as set out above. For the purpose of this Work Letter, “Approved Costs” are any costs set out in the Final Budget, any Change Order as approved by Tenant and Landlord or any other cost approved by Tenant.

7.5 Tenant agrees to pay to Landlord a fee in the amount of $200,000.00, as the Accelerated Mobilization Reimbursement, which fee will be paid to Landlord in good funds on the Effective Date to assist in defraying the cost incurred by Landlord to address the construction schedule of Tenant.

7.6 Notwithstanding Landlord’s right to move forward with the Tenant Improvements in the event Tenant fails to take action as provided in Sections 7.1 and 7.2 above, in no event shall the Tenant Improvement cost exceed the Tenant Improvement Reimbursement plus any other increase in sums available for such work pursuant to a Change Order as approved by Tenant and Landlord or any other cost approved by Tenant unless Tenant expressly authorizes Landlord to exceed the such sums.

7.7 Tenant agrees to pay to Landlord the sum of $800,000.00, as the Up Front Tenant Development Deposit, which sums will be paid to Landlord in good funds on the Effective Date.

8. Construction of Tenant Improvements

8.1 Tenant Improvements to be constructed by Landlord are described more particularly on Addendum B attached hereto.

8.2. Landlord shall secure the approval of governmental authorities, and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements, promptly after approval of the Final Plans.

Page 46 of 60 Pages

8.3 Landlord shall use reasonable business efforts to obtain all necessary permits for construction of the Tenant Improvements and commence construction of the Tenant Improvements within 15 days after approval of the Final Budget or as soon thereafter as reasonably possible, subject to any applicable Force Majeure Delays, Construction Delays and Tenant Delays. Landlord shall commence and, once commenced, shall thereafter diligently proceed to construct and complete all Tenant Improvements, subject to any cessation that may be caused by Force Majeure Delays, Construction Delays and Tenant Delays.

8.4 Landlord will include the following functions in the construction of the Tenant Improvements as a part of the cost for the construction of the Tenant Improvements:

8.4.1 All design and programming, space planning and interior decorating services, such as selection of wall paint colors and/all wall coverings, furniture, fixtures, carpeting and any or all other decorator selection efforts as set out in the Final Plans, shall be provided as a part of the Tenant Improvements. Landlord shall consult with the Tenant with respect to all such decorating services and decisions, but in no event shall Landlord be obligated to provide such design and programming, space planning and interior decorating services to the extent the costs thereof would cause the cost of the Tenant Improvements to exceed the Tenant Improvement Reimbursement.

8.4.2 Require the contractor to clean up its work in the Premises promptly following the completion of the Tenant Improvements.

8.4.3. Require the contractor to construct the Tenant Improvements in compliance with all applicable laws and regulations, and all applicable city, county, state, and federal building codes, regulations and ordinances required for the Tenant’s intended use, including, but not limited to, all provisions of the Labor Code of the State of Texas.

8.4.4. Within 60 days after Substantial Completion of the Tenant Improvements and receipt from the Contractor of all field changes, Landlord shall submit to Tenant a set of conformed plans (“as builts”) incorporating, in accordance with standard industry custom and practice, field changes made and changes and/or revisions that have been made subsequent to the submission of Such “as-or “record three and one-half 3W’) 1.4Mb magnetic media diskettes in Auto CAD R 12.dwg (or later version) format or .DXF format, along with one complete set of mylar transparencies of drawings and one complete set of specifications.

Page 47 of 60 Pages

9. Tenant Improvement Costs Adjustment and Right to Audit. Within 30 days of the issuance of a Certificate of Occupancy, or a final sign-off by the City of San Antonio, whichever occurs first, Landlord shall provide to Tenant a statement showing in reasonable detail all Tenant Improvement costs and the total amount payable hereunder by Tenant to Landlord. Upon approval of the statement by Tenant, payments by either party pursuant to the Lease and this Work Letter shall be adjusted as appropriate, based upon such statement. Tenant shall have the right to audit these costs for a period of 24 months from the date of acceptance by Tenant of the Premises. In the event the audit shows that Tenant is entitled to a reduction in payments to the Landlord under this Work Letter. Tenant shall provide Landlord with a copy of the audit summary and Landlord, within 30 days, shall refund to Tenant the amount of any overpayment made by Tenant and all future payments shall be adjusted as appropriate based upon the audit results. In the event the audit shows that Tenant owes additional payments to the Landlord under this Work Letter, Tenant shall provide Landlord with a copy of the audit summary and Tenant, within 30 days, shall pay to Landlord the additional amount of any underpayment made by Tenant.

10. Telephone/Computer Room and Equipment. Landlord will require its contractor to use reasonable business efforts to have constructed to Substantial Completion the telephone equipment room(s) including permanent power and HVAC, in compliance with the Space Plan and specifications provided by Tenant at least 30 days prior to the estimated Commencement Date as determined by Landlord, taking into consideration the impact of any change orders requested by Tenant.

11. Delay. Each date for Landlord’s performance of its obligations to construct the Landlord’s Work and Tenant Improvements, as set out in the Lease or this Work Letter, including but not limited to the Estimated Substantial Completion Date, shall be extended 1.5 days for each day of Construction Delay, Force Majeure Delay, or Tenant Delay. As used herein:

11.1.1 “Construction Delays” shall mean any delay at any time in progress of the Landlord’s Work or the construction of the Tenant Improvements, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Landlord’s control, but only to the extent such Construction Delays delay the commencement or completion of construction of the Landlord’s Work or the construction of the Tenant Improvements.

11.1.2. “Tenant Delays” shall mean any delay at any time in progress of the Landlord’s Work or the construction of the Tenant Improvements caused by (i) Tenant’s failure or refusal to give authorizations or approvals within the time periods required herein, (ii) Tenant’s failure or refusal to furnish any information, document, authorizations or approvals required to be furnished by Tenant to Landlord hereunder at the time and in the manner set forth

Page 48 of 60 Pages

herein, (iii) Tenant’s delay in approving Landlord’s proposed Working Drawings, proposed Engineering Drawings, Preliminary Construction Budget or proposed Construction Schedule for a period of greater than 5 business days following Landlord’s proposal to address any comments provided by Tenant as a disapproval to such items, (iv) Tenant’s failure to timely pay sums due to Landlord under the terms of this Agreement or to take any action or perform any obligation required hereby within an allotted time period, (v) Tenant’s failure to take any action in connection with obtaining a certificate of occupancy for the Premises which is intended to delay the Substantial Completion Date, or (vi) Tenant’s request for Change Orders which results in a delay in Substantially Completion of the construction of the Landlord’s Work or the construction of the Tenant Improvements.

11.1.3. “Force Majeure Delays” shall mean any delay at any time in the progress of the Landlord’s Work or the construction of the Tenant Improvements by lightning, fire, storm, tornado, flood, washout, explosion, strike, lockout, labor disturbance, civil disturbance, riot, war, act of a public enemy, sabotage or other similar causes beyond the reasonable control of Landlord.

11.2 Except for Tenant Delays that occur due to failure of Tenant to make its payments to Landlord under the terms of the Lease or this Work Letter, no Construction Delay, Force Majeure Delay or Tenant Delay shall be deemed to have occurred unless Landlord has provided written notice, of the event giving rise to such claim, in compliance with the Lease, to Tenant specifying that a delay is claimed to have occurred because of actions, inaction or circumstances specified in the notice in reasonable detail which notice will be provided as soon as practicable but not to exceed 30 days from the date Landlord’s Construction Representative has actual knowledge of the delay. If such actions, inaction or circumstances qualify as a Construction Delay, Force Majeure Delay, or Tenant Delay, then a Construction Delay, Force Majeure Delay or Tenant Delay, as applicable, shall be deemed to have occurred only if such notice is timely given.

11.3. Except for Tenant Delays that occur due to failure of Tenant to make its payments to Landlord under the terms of the Lease or this Work Letter Construction Delays and Force Majeure Delays shall delay the Commencement Date only in the event that Substantial Completion of the Landlord’s Work or Tenant Improvements is delayed, despite Landlord’s reasonable efforts to adapt and compensate for such delays, which efforts Landlord shall be obligated to make (provided Tenant agrees to pay such additional cost incurred by Landlord.)

11.4. Construction Delays and Force Majeure Delays which occur at the same time shall be recognized hereunder only to the extent the same not concurrent with any other Construction Delay or Force Majeure Delay which is effective hereunder. For example, if there are ten days of Construction Delays and four days of Force Majeure Delays which occur during the same ten day period of such Construction Delays, then the Commencement Date would be extended by only ten days; on the other hand, if such Construction Delays and Force Majeure Delays did not occur during the same period, the Commencement Date will be extended by 14 days.

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11.5. Intentionally deleted.

11.6. Upon 30 days written notice to Landlord if Tenant fails or elects not to cure the default as provided in Paragraph 14 of the Lease (Landlord Default), Tenant may assume the responsibility for providing the Tenant Improvements itself. If Tenant elects to provide Tenant Improvements itself, then Tenant, its officers, employees, agents, contractors and assignees, shall have free access to the Premises and the Building at all reasonable times for the purpose constructing the Tenant Improvements and for any other purposes reasonably related thereto; and

11.7. Except as expressly set out in this Work Letter, any uncured default by Landlord under the terms of this Landlord’s Work Letter shall constitute a default under the Lease and shall entitle Tenant to exercise all remedies set forth in the Lease.

12. Representatives.

12.1 Tenant has designated Tenant’s Construction Representative as its sole representative with respect to the matters set forth in this Landlord’s Work Letter who, until further notice to Landlord, shall have the full authority and responsibility to act on behalf of Tenant as required in this. Work Letter and whose address, for purposes of any notices to be given regarding matters pertaining to this Work Letter only, is Tenant’s Address for Work Letter Notice as set forth in Section 1.

12.2. Landlord has designated Landlord’s Construction Representative as its sole representative with respect to the matters set forth in this Work Letter who, until further notice to Tenant, shall have the full authority and responsibility to act on behalf of Landlord as required in this Landlord’s Work Letter and whose address, for purposes of any notices to be given regarding matters pertaining to this Landlord’s Work Letter only, is Landlord’s Address for Work Letter Notice as set forth in Section 1.

13. Construction Meetings. During the course of construction, meetings shall be held between the Contractor, Landlord and Tenant at least once per week, unless Tenant directs otherwise, at a time and place which is mutually convenient. An initial construction meeting shall be held within five days of the date the Contractor is selected.

14. Delivery. Delivery of all plans and drawings referred to in this Work Letter shall be by commercial messenger service or personal hand delivery, unless otherwise agreed by Landlord and Tenant. All written notices shall be as provided in the Lease with a copy to the parties designated construction representative.

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15. ICRIP Designation Rights. Tenant shall use its best efforts to implement ICRIP designation rights which may waive all City fees associated with the development of the Premises.

16. Exemption Certificates. Tenant agrees to provide confirmation of its tax exempt status to Contractor related to any exemption certificates that Contractor will file with the State of Texas claiming an exemption under Section 151.009 of the Texas Tax Code to Landlord and/or to the Contractor or its subcontractors related to any portion of the Landlord’s Work or Tenant Improvements that qualifies for an exemption under the Texas Tax Code, including but not limited to any items of tangible personal property, fixtures and services therefor.

17. Early Access. Prior to the Commencement Date, Tenant shall be provided access to the Premises for the purpose of installing its phone systems, installing furniture and performing other work necessary to outfit and equip the Premises for Tenant’s use (the “Early Access Activities”). Not less than three (3) business days prior to the date Tenant desires to commence performance of the Early Access Activities, Tenant shall deliver written notice thereof to Landlord (the “Early Access Notice”), which notice shall contain and/or shall be accompanied by: (1) a description of and schedule for the Early Access Activities; (2) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested; and (3) such other information as Landlord may reasonably request with respect to such Early Access Activities, and thereafter Tenant shall have the right to access the Premises prior to the Commencement Date to perform the Early Access Activities in accordance with the terms of this paragraph; provided, however, that Tenant shall not interfere with the completion of Landlord’s Work hereunder and shall cause its contractors to work in harmony with Landlord and its contractors. Tenant’s contractors shall first provide evidence of required insurance to Landlord before commencing work onsite. In the event Tenant’s early access rights hereunder delay the Commencement Date, such delay shall be considered a “Tenant Delay” hereunder. Tenant’s entry upon the Premises during the Early Access Period shall be limited to the Early Access Activities, and Tenant does hereby agree to assume all risk of loss or damage to its machinery, equipment, fixtures, and other personal property.

18. Entire Agreement. Tenant acknowledges that this Work Letter, together with the Lease, constitutes the entire agreement of Landlord and Tenant with respect to the construction of the Landlord’s Work and the Tenant Improvements and that, except for Landlord’s obligations to complete the Landlord’s Work and the Tenant Improvements, Landlord has no obligations to make any modifications, alterations or improvements to the Building or the Premises as a condition to the occurrence of the Commencement Date or Tenant’s obligations under the Lease.

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Signature Page - Work Letter

In Witness Whereof, the parties have caused their representatives to set their hands.

Tenant	Landlord

San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation	Flamingo Cay, LLC, a Texas limited liability company By: GFR Development Services, LLC, a Texas limited liability company, its Manager

/s/ Kathleen Bruck	By:	/s/ Mark D. Granados
Signature		Name: Mark D. Granados
Title: President

Kathleen Bruck
Name

CEO
Title

10.1.2013
Date

Attachment A to Work Letter

BASE BUILDING IMPROVEMENTS

Landlord will construct at Landlord’s sole cost and expenses the following components or features, which shall not be a part of Tenant Improvements unless otherwise indicated in the Lease, this Attachment A or Attachment B:

(a)	All site work for the property of which the Premises is part including the construction of at least two access routes to the Premises from the nearest public street.

(b)

All underground utility connections to the Premises including an electrical transformer large enough in capacity to serve the Tenant’s proposed use; Telephone and cable service to the building; water service to the building for potable, fire/life safety and landscape systems including separately metered water service for these purposes if required; sewer service to the Premises up until the point where the services goes under the building slab and other plumbing needs outside the building slab (except for plumbing related to required fire sprinkler systems located inside the building and under the slab which are part of the Base Building Improvements) in accordance with the Preliminary Drawings.

(c)

A permanent surface parking lot including drainage systems, landscaping, stripping, curbing, lighting, handicap access, required signage and any other improvements typically associated with development of a parking facility large enough to accommodate approximately 250 full size automobiles or such lesser number as may be approved by Tenant.

(d)	A concrete tilt wall constructed building of at least 50,000 interior square feet with steel frame exit doors and dual pane, low E window systems.

(e)	A 20 year all weather roofing system on the building including use of materials with insulating and light reflecting capabilities.

(f)	Exterior landscaping in accordance with City of San Antonio development standards for the entire Premises including automatic sprinkler systems to reach every planted space.

(g)

Electric panels in quantity as required by the final plans, connected to the Building electrical distribution system. Provide an electric area(s) in the Building to be occupied by Tenant, which will be the point of origin for Tenant’s electrical distribution. The capacity of electrical is to be adequate for lighting and general office use, including the use of desktop computers.

(h)	Concrete floors with trowelled finish, level to specified tolerances and designed to support a minimum live load of 100 lbs per square foot;

(i)

Primary fire sprinkler distribution, if required by local Building Code, including secondary piping and sprinkler heads as required for the Building and suitable for Tenant’s secondary distribution. The cost of installation of the sprinkler head drops serving the Premises, however, will be part of the Tenant Improvements and charged to Tenant as set out in the Work Letter.

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(j)	Telecommunications riser to be provided to the Premises to allow Tenant to hook up its own telephone switch and distribute telecommunications throughout Premises.

(k)	An allowance of $15,000.00 for Tenant to construct and install exterior signage, including but not limited to Tenant’s Monument Sign, being the same Signage Allowance specified in Exhibit C above.

Page 54 of 60 Pages

Attachment B to Work Letter

TENANT IMPROVEMENTS

The improvements to be constructed by Landlord as Tenant Improvements under the terms of the Work Letter include the following, as well as all items set forth in the Final Construction Budget as approved:

(a) Tenant ceilings and lighting;

(b) Floor finish in the Premises;

(c) Interior finishes of any kind within the Premises;

(d) Interior partitions, doors and hardware within the Premises;

(e) HVAC equipment

(f) Air distribution devices to or within the Premises, suitable for Tenant’s secondary distribution;

(g) Distribution of electrical services, plumbing services, HVAC and sprinklers within the Premises and domestic hot water heater and associated hot water piping

(h) Any and all signs for Tenant and the power to such sign devices;

(i) Security, fire and life-safety systems within the Premises, including exit signs, intercoms and extinguishers;

(j) Additional and/or above standard electrical capacity; and

(k) Fiber optic access.

(l) Costs to construct Tenant’s Monument Sign to the extent such costs are in excess of the $15,000 Signage Allowance provided in Attachment A to Work Letter.

(m) The cost not to exceed $50,000.00 related to distribution of drain lines and water supply lines under the building slab sufficient in capacity to serve all of Tenant’s bathrooms and other plumbing needs. In the event the cost of this work exceeds $50,000.00 it shall be paid by Landlord as part of the Base Building Improvements.

(n) Exterior playground systems and equipment as determined by Tenant, provided, however, that the cost thereof shall not be less than $150,000.00 nor be more than $450,000.00 without the prior written consent of Landlord

(o) All information technology cable and electrical requirements including cable work to serve the following: all telephone systems; audio visual devices including but not limited to smart boards and projection systems and; all printer and computer locations.

(p) All low voltage electrical systems as designed by Tenant including but not limited to door access controls; intrusion alarms, panic devices and any other security systems that Tenant deems appropriate

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Exhibit D: Location of Tenant’s Monument Sign

LOCATION OF TENANT’S MONUMENT SIGN

To be determined by Landlord and Tenant.

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Exhibit E: Sign Criteria

SIGN CRITERIA

This Exhibit is attached to and a part of that certain Lease executed by and between FLAMINGO CAY, LLC, a Texas limited liability company (“Landlord”), and SAN ANTONIO EARLY CHILDHOOD EDUCATION MUNICIPAL DEVELOPMENT CORPORATION, a Texas nonprofit corporation (“Tenant”). The cost for the initial signs to be provided as part of the Tenant Improvements and any coordination required among Landlord, Tenant and any sign vendor therefor will be managed by Landlord as part of the Tenant Improvements. All signs constructed by Tenant that are not a part of the Tenant Improvements shall also be subject to this sign criteria.

POLICY

The following sign criteria has been established to assist tenants in complying with their lease. These basis standards have been made to govern the design, fabrication and application of Tenant signage and are intended to afford all tenants with good visual identification, both day and night, and to protect against poorly designed and badly proportioned signage. This Exhibit E designates the type and style of standard sign on the wall above the Tenant’s Premises, located within the sign band of the Building. Except as otherwise set forth in the Lease, signs are to be installed and paid for by the Tenant.

The Landlord, however, reserves the right to grant reasonable variances when considered to be beneficial to the Building’s appearance, on an individual basis.

GENERAL REQUIREMENTS

A.

The Tenant will submit three (3) sets of fully detailed sign drawings to the Landlord for his approval. All drawings will be reviewed and approved or rejected within thirty (30) days of receipt by the Landlord. Under no circumstances are any signs to be erected at this center without Landlord’s approval. Signs installed without Landlord approval or not conforming to the sign criteria will be removed from the Building at Tenant’s expense.

B.	Unless such signage is provided by Landlord as a part of the Tenant Improvements, the Tenant will be responsible for having a licensed sign company obtain all permits required, at his expense.

C.

Unless such signage is provided by Landlord as a part of the Tenant Improvements, the Tenant is responsible for obtaining its own licensed electrical contractor to perform any primary electrical work required to hook up service to its sign, at its expense. Coordination to be performed by the Tenant. An accessible disconnect switch must be installed within 25’ of the sign.

D.	The Tenant is responsible for maintaining its signs. If the sign is not maintained properly, the Landlord will have the authority to repair as required at the Tenant’s expense.

E.	It is the responsibility of the Tenant and the sign company to follow all sign criteria set forth by the Landlord and any city sign ordinance.

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F.

Any damage to property caused by installation or removal of signage by any contractors will be repaired at the contractor’s expense. This does not include repairs to fascia, which will be performed by the Landlord after takedown of existing signage.

BUILDING AND FASCIA SIGNS

A.	Number of Signs:

Only two (2) signs are permitted on the Building. Exceptions will be evaluated by Landlord on a case by case basis.

B.	Location of Signs:

Signs must be located as provided in Exhibit D of the Lease.

C.	Type of Signs Permitted:

All individual signs are to be reverse channel lit letters with aluminum background panel on a raceway mounted to building fascia sign band. No exposed wiring.

D.	Size and Design Requirements:

1.	The maximum overall length shall not exceed 80% of the lease frontage (i.e. a 20’ frontage lease will have a maximum sign length of 16’).

2.

The maximum overall vertical letter height shall not exceed 36” on the fascia, with one (1) line of copy. If two lines of copy, the overall total letter height shall not exceed 48”. The minimum vertical letter height shall not be less than 16”.

3.

Reverse channel lit letters to be constructed of .063 (minimum) aluminum and paint finish to be determined. Illumination to be 15mm 6500 snow white neon. Letter return to be 3” with 2” standoffs. Aluminum background panel to be 1/8” thick with 3” outline around reverse channel lit letters and 7”x7”x.125 aluminum raceway behind panel. Background panel color to be painted Matthews paint #30136 silver.

4.	All transformers and conduits are to be contained within raceway and must be installed in a manner that will not damage fascia.

5.	Raceway color to match building fascia.

6.	There will be no flashing lights, animation, exposed neon, or storefront graphics allowed in the center at any time.

7.	Style of letters are to be subject to Landlord approval.

WINDOW GRAPHICS

A.

The copy should be unobtrusive and constructed of white computer cut, first surface vinyl letters with a 2” maximum height for hours of operation, front door address to be 6” white vinyl numbers at transom above entry door. Telephone/email information and acceptable credit payment information is allowable to be placed in the front door glass area. Back door address to be 6” black vinyl numbers on door.

B.	There may be no illuminated or painted signs behind glass areas.

SIGN TEXT

Sign text shall be limited to Tenant’s trade name (if any) as it appears in the Lease.

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Landlord reserves the right to limit the use of Tenant’s customary logo.

PROHIBITED SIGNS

A.	Temporary trailer signs and/or trailer marquee signs.

B.	Iridescent painted signs.

C.	Temporary banners of any kind.

D.	Flags or pennants of any kind.

E.	Blade signs of any kind.

Approved Sign Company:

Prestige Sign Group, Inc.

Contact: Bret Kullins

Phone: 210-826-2332

Page 59 of 60 Pages

Exhibit F: Sanitary Sewer Line and Sanitary Sewer Easement

Page 60 of 60 Pages

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is entered into to be effective as of April 8, 2016 (the “Effective Date”), by and between Flamingo Cay, LLC, a Texas limited liability company (“Landlord”), and San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation (“Tenant”), as an amendment to that certain Lease dated October 1, 2013 (the “Lease”), between Landlord and Tenant concerning certain premises currently containing approximately 5.43 acres of land, a single story building containing approximately 50,000 square feet, a parking lot containing approximately 250 parking spaces, and multiple playground areas, as more particularly described in the Lease (the “Existing Premises”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

Landlord and Tenant desire to redefine the Premises and hereby agree to amend the Lease as follows:

1. Premises. The Premises shall be redefined to be Lot 23, Block 6, New City Block 11379, Pre-K4 SA, West MAOZ, in the City of San Antonio, Bexar County, Texas, according to a plat thereof recorded in Volume 9670, Page 187-188, Deed and Plat Records of Bexar County, Texas; it being agreed that any portion of the original description of the Premises not described above shall no longer be encumbered by the Lease. The parties agree to execute a Memorandum of Lease reflecting the new description of the Premises, if necessary. Landlord and Tenant acknowledge and agree that the number of parking spaces in the Parking Facilities is 207. Accordingly, the “No. of Parking Spaces,” as defined in Section 1 of the Lease, shall be modified by deleting “250” and replacing it with “207.” Additionally, (ii) in the definition for “Premises” in Section 1 of the Lease shall be modified by deleting “250” and replacing it with “207.”

2. Cross Access and Parking. The City of San Antonio, Texas (“COSA”), currently owns approximately 4.476 acres of land adjacent to the west side of the Premises and located at 1243 Enrique M. Barrerra Parkway, in San Antonio, Texas, as more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes (the “COSA Property”). Landlord hereby agrees that, in the event that COSA desires to have cross access rights on the Premises (“Access Rights”), Landlord shall grant such reasonable, non-exclusive rights in accordance with the terms of this paragraph. The Access Rights would be unique to COSA with COSA allowed to assign its rights to Tenant, would terminate upon the sale of the COSA Property by COSA or the termination of the Lease, and would not run with the land as a benefit to the COSA Property; provided, however, that the Access Rights will run with the land as a burden to the Premises for so long as Tenant is occupying the Premises and the Lease remains in full force and effect and for so long as COSA owns the COSA Property. Additionally, the Access Rights would not include any rights to park on the Premises, and COSA’s parking needs and requirements shall be fulfilled without any burden on the Premises.

3. Effect of Amendment. Except as amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. In the event the terms, covenants, or conditions of this Amendment conflict with the terms, covenants, or conditions of the Lease, the terms of this Amendment shall control.

1

4. Time. Time is of the essence in all matters pertaining to the performance of this Amendment. If, however, the final date of any period set forth in this Amendment falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day that is not a Saturday, Sunday, or legal holiday.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart.

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Executed to be effective as of the date set forth above.

LANDLORD:

Flamingo Cay, LLC, a Texas limited liability company

By:	GFR Development Services, LLC,
a Texas limited liability company, its Manager

	By:	/s/ Mark D. Granados
Mark D. Granados, President

	Date:	4-8-16

TENANT:

San Antonio Early Childhood Education Municipal Development Corporation, A Texas nonprofit corporation

By:	/s/ Kathleen Bruck
Name:	Kathleen Bruck
Title:	CEO, Pre-K4 5A

Date:	4/7/2016

Reviewed as to Form:

/s/
Counsel for Corporation

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EXHIBIT A

POINT OF BEGINNING (EASEMENT)
L=10.96'
R=3039.79'
N27°26'19"W
35.00'
N24°34'07"W
24.03'
365.88'
35' INGRESS/EGRESS ESM'T
S62°33'41"W 367.61'
N25°52'05"W
104.24'
49.99'
19.21'
N24°34'07"W 152.08'
CONC. CURB
STATE HWY 151
(118' R.O.W. ASPHALT PAVEMENT)
(BEARING BASIS)
4.476 ACRES
N25°52'05"W 535.37'
363.40'
PP
16.00'
N64°07'35"E 362.71'
N27°11'54"W
23.76'
ASPHALT DRIVE
"X" ON CONC.
CONC.
N71°39'03"W
169.29'
ASPHALT DRIVE
PP

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THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is entered into to be effective as of March 31, 2021 (the “Effective Date”), by and between PRE K San Antonio, LLC, a California limited liability company (“Landlord”), and San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation (“Tenant”), as an amendment to that certain Lease dated October 1, 2013, as amended on April 8, 2016, as amended on February 1, 2021 (as amended, the “Lease”), between Landlord and Tenant concerning certain premises currently containing approximately 5.43 acres of land, a single story building containing approximately 50,000 square feet, a parking lot containing approximately 250 parking spaces, and multiple playground areas, as more particularly described in the Lease (the “Existing Premises”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

In consideration of the promises and the mutual covenants herein contained, Landlord and Tenant hereby agree to amend the Lease in the following respects only:

1. Option to Renew Term. The first paragraph of Section 4.02 of the Lease is amended to add the following sentence: “Notwithstanding the foregoing, the last day for Tenant to exercise its first Option to Renew Term for Years 8-15 is June 2, 2021.”

2. First Purchase Option. The following sentence is inserted as the 2nd sentence of Section 4.04: “Notwithstanding the foregoing, the last day for Tenant to exercise its First Purchase Option is June 2, 2021.”

3. Effect of Amendment. Except as amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. In the event the terms, covenants, or conditions of this Amendment conflict with the terms, covenants, or conditions of the Lease, the terms of this Amendment shall control.

4. Time. Time is of the essence in all matters pertaining to the performance of this Amendment. If, however, the final date of any period set forth in this Amendment falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day that is not a Saturday, Sunday, or legal holiday.

5. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the same counterpart. Signatures may be by facsimile, pdf, docu-sign, adobe or other commercially accepted electronic signature program.

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Executed to be effective as of the date set forth above.

LANDLORD:

RU PRE K San Antonio, LLC,
a California limited liability company

By:	MODIV Operating Partnership, LP, a
Delaware limited partnership, its sole member

By:	MODIV Inc., a
Maryland corporation, its General Partner

By:	/s/ Raymond J. Pacini
Name:	Raymond J. Pacini
Title:	Chief Financial Officer

Date:	April 2, 2021

TENANT:

San Antonio Early Childhood Education Municipal Development Corporation,
A Texas nonprofit corporation

By:	/s/ Sarah Baray
Name:	Sarah Baray
Title:	CEO

Date:	March 31, 2021

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FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Amendment”) is entered into to be effective as of June 2, 2021 (the “Effective Date”), by and between PRE K San Antonio, LLC, a California limited liability company (“Landlord”), and San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation (“Tenant”), as an amendment to that certain Lease dated October 1, 2013, as amended on April 8, 2016, as amended on February 1, 2021, as amended on March 31, 2021 (as amended, the “Lease”), between Landlord and Tenant concerning certain premises currently containing approximately 5.43 acres of land, a single story building containing approximately 50,000 square feet, a parking lot containing approximately 250 parking spaces, and multiple playground areas, as more particularly described in the Lease (the “Existing Premises”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

In consideration of the promises and the mutual covenants herein contained, Landlord and Tenant hereby agree to amend the Lease in the following respects only:

1. Option to Renew Term. The first paragraph of Section 4.02 of the Lease is amended to add the following sentence: “Notwithstanding the foregoing, the last day for Tenant to exercise its first Option to Renew Term for Years 8-15 is June 9, 2021.”

2. First Purchase Option. The following sentence is inserted as the 2nd sentence of Section 4.04: “Notwithstanding the foregoing, the last day for Tenant to exercise its First Purchase Option is June 9, 2021.”

3. Effect of Amendment. Except as amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. In the event the terms, covenants, or conditions of this Amendment conflict with the terms, covenants, or conditions of the Lease, the terms of this Amendment shall control.

4. Time. Time is of the essence in all matters pertaining to the performance of this Amendment. If, however, the final date of any period set forth in this Amendment falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day that is not a Saturday, Sunday, or legal holiday.

5. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the same counterpart. Signatures may be by facsimile, pdf, docu-sign, adobe or other commercially accepted electronic signature program.

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Executed to be effective as of the date set forth above.

LANDLORD:

RU PRE K San Antonio, LLC,
a California limited liability company

By:	MODIV Operating Partnership, LP, a
Delaware limited partnership, its sole member

By:	MODIV Inc., a
Maryland corporation, its General Partner

By:	/s/ Raymond J. Pacini
Name:	Raymond J. Pacini
Title:	Chief Financial Officer

Date:	June 2, 2021

TENANT:

San Antonio Early Childhood Education Municipal Development Corporation, A Texas nonprofit corporation

By:	/s/ Sarah Baray
Name:	Sarah Baray
Title:	CEO

Date:	June 2, 2021

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FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (this “Amendment”) is entered into to be effective as of June 9, 2021 (the “Effective Date”), by and between PRE K San Antonio, LLC, a California limited liability company (“Landlord”), and San Antonio Early Childhood Education Municipal Development Corporation, a Texas nonprofit corporation (“Tenant”), as an amendment to that certain Lease dated October 1, 2013, as amended on April 8, 2016, as amended on February 1, 2021, as amended on March 31, 2021, as amended on June 9, 2021 (as amended, the “Lease”), between Landlord and Tenant concerning certain premises currently containing approximately 5.43 acres of land, a single story building containing approximately 50,000 square feet, a parking lot containing approximately 250 parking spaces, and multiple playground areas, as more particularly described in the Lease (the “Existing Premises”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

In consideration of the promises and the mutual covenants herein contained, Landlord and Tenant hereby agree to amend the Lease in the following respects only:

1. Extension of Term for Years 8-15. Tenant hereby exercises its Option to Renew Term for Years 8-15 as provided in Section 4.02 of the Lease and the Term is hereby extended to July 31, 2029, subject to Tenant’s Option to Renew Term for Years 16-23 as provided in Section 4.02.

2. Increase in Monthly Base Rent. Beginning on August 1, 2021, and continuing on the first day of each calendar month thereafter through December 1, 2029, Tenant shall pay to Landlord a monthly Base Rent of $77,000 per month.

3. Effect of Amendment. Except as amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. In the event the terms, covenants, or conditions of this Amendment conflict with the terms, covenants, or conditions of the Lease, the terms of this Amendment shall control.

4. Time. Time is of the essence in all matters pertaining to the performance of this Amendment. If, however, the final date of any period set forth in this Amendment falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day that is not a Saturday, Sunday, or legal holiday.

5. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the same counterpart. Signatures may be by facsimile, pdf, docu-sign, adobe or other commercially accepted electronic signature program.

6. Term Completion Incentive. The Term Completion Incentive of Two Million Dollars ($2,000,000.00) shall be due and payable from Landlord to Tenant no later than January 31, 2022.

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7. Representation. Landlord and Tenant acknowledge that CBRE, Inc. is acting as the Broker for the Tenant in this transaction, and Landlord agrees to pay a commission to CBRE, Inc. pursuant to separate agreement.

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Executed to be effective as of the date set forth above.

LANDLORD:

RU PRE K San Antonio, LLC,
a California limited liability company

By:	MODIV Operating Partnership, LP, a
Delaware limited partnership, its sole member

By:	MODIV Inc., a
Maryland corporation, its
General Partner

By:	/s/ Raymond J. Pacini
Name:	Raymond J. Pacini
Title:	Chief Financial Officer

Date:	June 9, 2021

TENANT:

San Antonio Early Childhood Education Municipal Development Corporation,
A Texas nonprofit corporation

By:	/s/ Sarah Baray
Name:	Sarah Baray
Title:	CEO

Date:	June 9, 2021

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ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) made as of the 8th day of April, 2016 by and between Flamingo Cay, LLC, a Texas limited liability company (“Assignor”), and Rich Uncles Real Estate Investment Trust I, a California real estate investment trust (“Assignee).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated February 22, 2016, by and between Assignor and Assignee, as amended by that certain First Amendment to Purchase and Sale Agreement dated March 21, 2016 and by that certain Second Amendment to Purchase and Sale Agreement dated April 5, 2016 (as amended, the “Agreement”) covering the Premises (as hereinafter defined); and

WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor’s right, title and interest in and to the premises located at 1235 Old Highway 90 W, San Antonio, Texas (the “Premises”), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to that certain lease dated October 1, 2013, between Assignor, as landlord, and the San Antonio Early Childhood Education Municipal Development Corporation, as tenant, and the guaranties and other documents related thereto, if any, as amended by that certain First Amendment to Lease dated April 5, 2016 (as amended, the “Lease”).

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Lease, to have and to hold the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms covenants and conditions of the Lease.

2. Assignee assumes the performance of all of the obligations of Assignor arising or accruing under the Lease from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”) arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Lease on or after the date hereof, including, without limitation, any failure by Assignee to comply with any applicable law from and after the date hereof with respect to the security deposit under the Lease transferred to Assignee on the date hereof.

3. Assignor hereby agrees to indemnify, protect defend and hold Assignee harmless from and against any and all Claims arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Lease prior to the date hereof, including, without limitation, any failure by Assignor to comply with any applicable laws prior to the date hereof with respect to the security deposit under the Lease that are being transferred to Assignee on the

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date hereof. Additionally, Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising out of or related to (i) any failure by Assignor to reasonably cooperate with Assignee and/or tenant in connection with an audit by tenant in connection with an audit by tenant pursuant to its Lease, and/or (ii) any claim for a refund, credit or other reimbursement as a result of such audit.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

5. This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

Flamingo Cay, LLC, a
Texas limited liability company

By:	/s/
Name:
Title:

ASSIGNEE:

Rich Uncles Real Estate Investment Trust I

By:	/s/ Harold Hofer
Name:	Harold Hofer
Title:	CEO

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